EXHIBIT 4.1


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                               ENGLE HOMES, INC.,

                           THE GUARANTORS PARTY HERETO

                                       AND

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,

                                   as Trustee

                                ----------------

                                    INDENTURE

                            Dated as of June 12, 1998

                                ----------------



                          9 1/4% Series B Senior Notes
                              due February 1, 2008

                          9 1/4% Series C Senior Notes
                              due February 1, 2008


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


                              CROSS-REFERENCE TABLE

  TIA                                                         INDENTURE
SECTION                                                        SECTION
-------                                                       ---------

310(a)(1) ...............................................     7.10
      (a)(2).............................................     7.10
      (a)(3).............................................     N.A.
      (a)(4).............................................     N.A.
      (a)(5).............................................     7.10
      (b)................................................     7.08; 7.10; 11.02
      (c)................................................     N.A.
311(a)...................................................     7.11
      (b)................................................     7.11
      (c)................................................     N.A.
312(a)...................................................     2.05
      (b)................................................     11.03
      (c)................................................     11.03
313(a)...................................................     7.06
      (b)(1).............................................     7.06
      (b)(2).............................................     7.06
      (c)................................................     7.06; 11.02
      (d)................................................     7.06
314(a)...................................................     4.03; 4.04; 11.02
      (b)................................................     N.A.
      (c)(1).............................................     11.04
      (c)(2).............................................     11.04
      (c)(3).............................................     N.A.
      (d)................................................     N.A.
      (e)................................................     11.05
      (f)................................................     N.A.
315(a)...................................................     7.01(b)
      (b)................................................     7.05; 11.02
      (c)................................................     7.01(a)
      (d)................................................     7.01(c)
      (e)................................................     6.11
316(a) (last sentence)...................................     2.09
      (a)(1)(A)..........................................     6.05
      (a)(1)(B)..........................................     6.04
      (a)(2).............................................     N.A.
      (b)................................................     6.06; 6.07
317(a)(1)................................................     6.08
      (a)(2).............................................     6.09
      (b)................................................     2.04
318(a)...................................................     11.01
318(c)...................................................     11.01

---------------------
N.A. means Not Applicable.

This cross-reference table does not constitute a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE..............................................................1
   SECTION 1.01. Definitions......................................................................................1
   SECTION 1.02. Other Definitions...............................................................................16
   SECTION 1.03. Incorporation by Reference of Trust Indenture Act...............................................17
   SECTION 1.04. Rules of Construction...........................................................................17
ARTICLE 2 THE SECURITIES.........................................................................................18
   SECTION 2.01. Form and Dating.................................................................................18
   SECTION 2.02. Execution and Authentication....................................................................19
   SECTION 2.03. Registrar and Paying Agent......................................................................20
   SECTION 2.04. Paying Agent to Hold Money in Trust.............................................................20
   SECTION 2.05. Securityholder Lists............................................................................20
   SECTION 2.06. Transfer and Exchange...........................................................................21
   SECTION 2.07. Replacement Securities..........................................................................21
   SECTION 2.08. Outstanding Securities..........................................................................22
   SECTION 2.09. Securities Held by the Company or an Affiliate..................................................22
   SECTION 2.10. Temporary Securities............................................................................22
   SECTION 2.11. Cancellation....................................................................................22
   SECTION 2.12. Defaulted Interest..............................................................................23
   SECTION 2.13. CUSIP Number....................................................................................23
   SECTION 2.14. Book-Entry Provisions for Global Securities.....................................................23
   SECTION 2.15. Registration of Transfers and Exchanges.........................................................24
ARTICLE 3 REDEMPTION.............................................................................................28
   SECTION 3.01. Notices to Trustee..............................................................................28
   SECTION 3.02. Selection of Securities to Be Redeemed..........................................................28
   SECTION 3.03. Notice of Redemption............................................................................28
   SECTION 3.04. Effect of Notice of Redemption..................................................................29
   SECTION 3.05. Deposit of Redemption Price.....................................................................29
   SECTION 3.06. Securities Redeemed in Part.....................................................................29
ARTICLE 4 COVENANTS..............................................................................................30
   SECTION 4.01. Payment of Securities...........................................................................30
   SECTION 4.02. Maintenance of Office or Agency.................................................................30
   SECTION 4.03. SEC Reports.....................................................................................30
   SECTION 4.04. Compliance Certificate..........................................................................31
   SECTION 4.05. Stay, Extension and Usury Laws..................................................................31
   SECTION 4.06. Corporate Existence.............................................................................31
   SECTION 4.07. Notice of Default...............................................................................32
   SECTION 4.08. Change of Control...............................................................................32
   SECTION 4.09. Maintenance of Net Worth........................................................................34
   SECTION 4.10. Limitation on Debt..............................................................................36
   SECTION 4.11. Limitation on Restricted Payments...............................................................37
   SECTION 4.12. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries........38
   SECTION 4.13. Limitation on Liens.............................................................................39
   SECTION 4.14. Transactions with Affiliates....................................................................39
   SECTION 4.15. Limitation on Asset Sales.......................................................................40
   SECTION 4.16. Additional Guarantors...........................................................................42
ARTICLE 5 SUCCESSORS.............................................................................................43
   SECTION 5.01. When Company May Merge, etc.....................................................................43
   SECTION 5.02. Successor Substituted...........................................................................44
ARTICLE 6 DEFAULTS AND REMEDIES..................................................................................44
   SECTION 6.01. Events of Default...............................................................................44

   SECTION 6.02. Acceleration......................................................................46
   SECTION 6.03. Other Remedies....................................................................46
   SECTION 6.04. Waiver of Past Defaults...........................................................47
   SECTION 6.05. Control by Majority...............................................................47
   SECTION 6.06. Limitation on Suits...............................................................47
   SECTION 6.07. Rights of Holders to Receive Payment..............................................47
   SECTION 6.08. Collection Suit by Trustee........................................................48
   SECTION 6.09. Trustee May File Proofs of Claim..................................................48
   SECTION 6.10. Priorities........................................................................48
   SECTION 6.11. Undertaking for Costs.............................................................48
ARTICLE 7 TRUSTEE..................................................................................49
   SECTION 7.01. Duties of Trustee.................................................................49
   SECTION 7.02. Rights of Trustee.................................................................50
   SECTION 7.03. Individual Rights of Trustee......................................................51
   SECTION 7.04. Trustee's Disclaimer..............................................................51
   SECTION 7.05. Notice of Defaults................................................................51
   SECTION 7.06. Reports by Trustee to Holders.....................................................51
   SECTION 7.07. Compensation and Indemnity........................................................51
   SECTION 7.08. Replacement of Trustee............................................................52
   SECTION 7.09. Successor Trustee by Merger, etc..................................................53
   SECTION 7.10. Eligibility; Disqualification.....................................................53
   SECTION 7.11. Preferential Collection of Claims Against Company.................................53
ARTICLE 8 DEFEASANCE...............................................................................53
   SECTION 8.01. Defeasance upon Deposit of Moneys or U.S. Government Obligations..................53
   SECTION 8.02. Termination of the Obligations Pursuant to Redemption.............................55
   SECTION 8.03. Survival of Company's Obligations.................................................55
   SECTION 8.04. Application of Trust Money........................................................56
   SECTION 8.05. Repayment to Company..............................................................56
   SECTION 8.06. Reinstatement.....................................................................56
ARTICLE 9 AMENDMENTS...............................................................................57
   SECTION 9.01. Without Consent of Holders........................................................57
   SECTION 9.02. With Consent of Holders...........................................................57
   SECTION 9.03. Compliance with Trust Indenture Act...............................................58
   SECTION 9.04. Revocation and Effect of Consents.................................................58
   SECTION 9.05. Notation on or Exchange of Securities.............................................59
   SECTION 9.06. Trustee Protected.................................................................59
ARTICLE 10 GUARANTEE OF SECURITIES.................................................................59
   SECTION 10.01. Guarantee........................................................................59
   SECTION 10.02. Execution and Delivery of Guarantee..............................................62
   SECTION 10.03. Additional Guarantors............................................................62
   SECTION 10.04. Release of a Guarantor...........................................................62
ARTICLE 11 MISCELLANEOUS...........................................................................63
   SECTION 11.01. Trust Indenture Act Controls.....................................................63
   SECTION 11.02. Notices..........................................................................63
   SECTION 11.03. Communication by Holders with Other Holders......................................64
   SECTION 11.04. Certificate and Opinion as to Conditions Precedent...............................64
   SECTION 11.05. Statements Required in Certificate or Opinion....................................65
   SECTION 11.06. Rules by Trustee and Agents......................................................65
   SECTION 11.07. Legal Holidays...................................................................65
   SECTION 11.08. No Recourse Against Others.......................................................66
   SECTION 11.09. Duplicate Originals..............................................................66
   SECTION 11.10. Governing Law....................................................................66
   SECTION 11.11. No Adverse Interpretation of Other Agreements....................................66

   SECTION 11.12. Successors.......................................................................66
   SECTION 11.13. Separability.....................................................................66
   SECTION 11.14. Table of Contents, Headings, etc.................................................66
     SIGNATURES....................................................................................67

EXHIBIT A-1       -        FORM OF SERIES B SECURITY
EXHIBIT A-2       -        FORM OF SERIES C SECURITY
EXHIBIT B         -        FORM OF LEGEND FOR GLOBAL SECURITIES
EXHIBIT C         -        FORM OF CERTIFICATE DELIVERABLE UPON TRANSFER OR
                           EXCHANGE OF SECURITIES
EXHIBIT D         -        TRANSFEREE CERTIFICATE FOR NON-QIB ACCREDITED
                           INVESTORS

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

         INDENTURE dated as of June 12, 1998 between ENGLE HOMES, INC., a Florida corporation (the "Company"), the Guarantors signatory hereto (the "Guarantors") and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York Corporation, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Series B Securities and the Series C Securities (as such terms are hereinafter defined), without preference of one such series over the other.

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     DEFINITIONS

         "1994 INDENTURE" means the indenture governing the $40,000,000 principal amount of 11 3/4% Senior Notes due 2000 of the Company.

         "ADDITIONAL ASSETS" means assets used or usable by the Company or any of its Restricted Subsidiaries in the operation of the existing lines of business of the Company and its Restricted Subsidiaries.

         "AFFILIATE" of any Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and (ii) any other Person that beneficially owns at least 10% of the voting common stock of such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGENT" means any Registrar, Paying Agent, or co-Registrar.

         "ASSET SALE" for any Person means the sale, lease, conveyance or other disposition (including, without limitation, by merger, consolidation or sale and leaseback transaction, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or such Subsidiary) outside the ordinary course of business, whether owned on February 2, 1998 or subsequently acquired in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries receive cash and/or other consideration (including, without limitation, the unconditional assumption of Indebtedness of such Person and/or its Subsidiaries) of $2,500,000 or more as to each such transaction or series of related transactions; PROVIDED, HOWEVER, that (i) a transaction or series of related transactions that results in a Change of Control will not constitute an Asset Sale, (ii) sales, leases, conveyances or other dispositions of real estate related to the homebuilding business of the Company or its Subsidiaries will not constitute Asset Sales, and (iii) transactions between the Company and any Guarantor, or among such Guarantors, will not constitute Asset Sales.

         "BANK FACILITY" means, collectively, one or more commitments from one or more banks or other lending institutions to lend funds, together with any and all agreements, documents and instruments from time to time delivered in connection therewith as such commitments or any such agreements, documents or instruments may be in effect or amended, amended and restated, renewed, extended, restructured, supplemented or otherwise modified from time to time and any credit agreement, loan agreement, note purchase agreement, indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing such Bank Facility, whether or not with the same agent, trustee, representative, lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Bank Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Bank Facility and all refundings, refinancings and replacements of any Bank Facility, including any agreement (i) extending the maturity of any Debt Incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder; PROVIDED that such borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Debt Incurred thereunder or available to be borrowed thereunder; PROVIDED that on the date thereof such Debt would not be prohibited by clause (b) of the definition of Permitted Debt, or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

         "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

         "CHANGE OF CONTROL" of the Company shall be deemed to have occurred upon the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately, after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the Company; but only if the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company; (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately, after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; but only if the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

         "COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

         "COMPANY" means the party named as such above and any other obligor until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor.

         "CONSOLIDATED INTEREST EXPENSE" of the Company means, for any period, the aggregate amount of interest which, in accordance with generally accepted accounting principles, would be included on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on capitalized lease obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), excluding interest expense related to the Company's mortgage banking operations, PLUS the product of (x) the sum of (i) cash dividends paid on any Preferred Stock of the Company PLUS (ii) cash dividends, the principal amount of any debt securities issued as a dividend, the liquidation value of any Preferred Stock issued as a dividend and the fair market value (as determined by the Company's board of directors in good faith) of any other non-cash dividends, in each case, paid on any Preferred Stock of any Restricted Subsidiary of the Company (other than a Wholly-Owned Restricted Subsidiary), times (y) a fraction, the numerator of which is one and the denominator of which is one MINUS the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

         "CONSOLIDATED INTEREST INCURRED" of the Company means, for any period,
(a) the aggregate amount of interest which, in accordance with generally accepted accounting principles, would be included on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on capitalized lease obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), excluding interest expense related to the Company's mortgage banking operations, PLUS OR MINUS, without duplication, (b) the difference between capitalized interest for such period and the interest component of cost of goods sold for such period, PLUS (c) the product of (x) the sum of (i) cash dividends paid on any Preferred Stock of the Company PLUS (ii) cash dividends, the principal amount of any debt securities issued as a dividend, the liquidation value of any Preferred Stock issued as a dividend and the fair market value (as determined by the Company's board of directors in good faith) of any other non-cash dividends, in each case, paid on any Preferred Stock of any Restricted Subsidiary of the Company (other than a Wholly-Owned Restricted Subsidiary), times (y) a fraction, the numerator of which is one and the denominator of which is one MINUS the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

         "CONSOLIDATED NET INCOME" of the Company, for any period, means the net income (loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis, in accordance with generally accepted accounting principles; PROVIDED that, without duplication, (i) the net income of any Person, other than a Restricted Subsidiary which is consolidated with the Company, in which any Person other than the Company and its Restricted Subsidiaries has an interest shall be included only to the extent of the amount of cash dividends or distributions actually paid to the Company or a Restricted Subsidiary during such period, (ii) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the net income of any Subsidiary of the Company shall be excluded to the extent such Subsidiary is prohibited, directly or indirectly, from distributing such net income or any portion thereof to the Company or a Restricted Subsidiary, (iv) all extraordinary gains and losses (after taxes) that would be included on an income statement for such period shall be excluded and (v) all gains and losses (after taxes) attributable to Asset Sales shall be excluded; PROVIDED that there shall be included in such net income, without duplication, the net income of any Unrestricted Subsidiary to the extent such net income is actually received by the Company or any of its Restricted Subsidiaries in cash during such period.

         "CONSOLIDATED NON-CASH CHARGES" of the Company means, for any period, the aggregate depreciation, amortization and other non-cash charges (other than reserves or expenses established in anticipation of future cash requirements such as reserves for taxes and uncollectible accounts) of the Company and its Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with generally accepted accounting principles; PROVIDED that Consolidated Non-cash Charges shall exclude (i) any charges that are not included for the purpose of determining Consolidated Net Income, (ii) any charges that are included for the purpose of determining Consolidated Interest Expense or Consolidated Tax Expense and (iii) any charges representing capitalized selling, general and administrative expenses that are expensed during such period as cost of goods sold.

         "CONSOLIDATED TANGIBLE ASSETS" of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves and less the assets securing the payment of Non-Recourse Debt of the Company and its Restricted Subsidiaries) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with generally accepted accounting principles, less: (i) unamortized debt and debt issuance expense, deferred charges, goodwill, patents, trademarks, copyrights, and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with generally accepted accounting principles and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries, in the case of each of clauses (i) and (ii) above, as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries.

         "CONSOLIDATED TANGIBLE NET WORTH" of the Company means the Company's Net Worth less unamortized debt and debt issuance expense, deferred charges, goodwill, patents, trademarks, copyrights, and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with generally accepted accounting principles.

         "CONSOLIDATED TAX EXPENSE" of the Company means, for any period, the aggregate of the tax expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis, in accordance with generally accepted accounting principles.

         "CONVERTIBLE NOTES" means up to $15,000,000 principal amount of the Company's 7% Convertible Subordinated Notes due March 1, 2003.

         "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 11.02 or such other address as the Trustee may give notice of to the Company.

         "COVERAGE RATIO" of the Company means the ratio of the Company's EBITDA to its Consolidated Interest Incurred for the four fiscal quarters ending immediately prior to the date of determination. Notwithstanding clause (ii) of the definition of Consolidated Net Income, if the Debt which is being Incurred is Incurred in connection with an acquisition by the Company or a Restricted Subsidiary, the Coverage Ratio shall be determined after giving effect to both the Consolidated Interest Incurred related to the Incurrence of such Debt and the EBITDA (x) of the Person becoming a Restricted Subsidiary of the Company or
(y) in the case of an acquisition of assets that constitute substantially all of an operating unit or business, relating to the assets being acquired by the Company or a Restricted Subsidiary.

         "DEBT" means, as to any Person, without duplication, (a) any indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by bonds, debentures, notes, letters of credit, drafts or similar instruments, (c) all indebtedness of such Person to pay the deferred purchase price of property or services, but not including accounts payable and accrued expenses arising in the ordinary course of business, (d) all capitalized lease obligations of such Person, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person or guaranteed by such Person, (f) Redeemable Stock of such Person and Preferred Stock of any Subsidiary of such Person, (g) all obligations of such Person with respect to Interest Rate Protection Agreements and (h) all Debt of others guaranteed by such

Person. The amount of all Debt of any Person at any date pursuant to clauses
(a) - (d) and (f) above shall be as would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with generally accepted accounting principles. Notwithstanding the foregoing, "Debt" of the Company shall not include the amount reflected on a consolidated balance sheet of the Company with respect to options to acquire real property which was purchased by the Company and sold to a third party within 360 days of such purchase for consideration at least equal to the amount paid by the Company for such property less an amount equal to the value of such option.

         "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "DEPOSITORY" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

         "EBITDA" for the Company, for any period, means, without duplication, the Consolidated Net Income of the Company plus, to the extent deducted in calculating Consolidated Net Income, the sum of (a) Consolidated Tax Expense,
(b) Consolidated Interest Expense and (c) Consolidated Non-cash Charges.

         "EQUITY OFFERING" means the public offering by the Company of up to 2,700,000 shares of Common Stock by means of a prospectus dated January 28, 1998, plus up to 405,000 additional shares of Common Stock which may be sold by the Company pursuant to a 30-day option granted to Smith Barney Inc., Jefferies & Company, Inc. and Southeast Research Partners, Inc.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXISTING DEBT" means all of the Debt of the Company and its Restricted Subsidiaries that was outstanding on February 2, 1998.

         "EXISTING GUARANTEES" means the guarantees of the Company's obligations under the Existing Indenture.

         "EXISTING INDENTURE" means the Indenture dated as of February 2, 1998 among the Company, the guarantors party thereto and American Stock Transfer & Trust Company, as Trustee.

         "EXISTING SENIOR NOTES" means the $100,000,000 aggregate principal amount of the Company's 9 1/4% Senior Notes due February 1, 2008, issued under the Existing Indenture, which rank PARI PASSU with the Securities in all respects.

         "GLOBAL SECURITY" means a Security evidencing all or a part of the Securities issued to the Depository in accordance with Section 2.01 and bearing the legend prescribed in Exhibit B.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether by agreement to keepwell or to maintain financial condition or otherwise); PROVIDED that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "GUARANTEE" means the guarantee of the Company's obligations hereunder made by a Guarantor in favor of the Holders pursuant to the terms of Article 10 hereof.

         "GUARANTOR" means all of the Restricted Subsidiaries of the Company (other than, in the Company's discretion, any Restricted Subsidiary the assets of which have a book value of not more than $1,000,000) existing on the date hereof and any person who becomes a guarantor pursuant to Section 10.03.

         "HOLDER" or "SECURITYHOLDER" means a Person in whose name a Security is registered on the Registrar's books.

         "HOMEBUILDING JOINT VENTURE" means (i) any Unrestricted Subsidiary and
(ii) any person which is not a Guarantor in which the Company or any of its Subsidiaries has an ownership interest and in which no other person has a greater beneficial ownership interest than the beneficial ownership interest of the Company that, in each case, was formed for and is engaged in homebuilding operations.

         "INDENTURE" means this Indenture, as amended, supplemented or otherwise modified from time to time, in accordance with the terms hereof.

         "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the board of directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "INITIAL PURCHASER" means Jefferies & Company, Inc.

         "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "INTEREST RATE PROTECTION AGREEMENT" means any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements; PROVIDED that any arrangement which is entered into by the Company or any of its Restricted Subsidiaries in connection with Debt Incurred by the Company or any of its Restricted Subsidiaries shall constitute Permitted Debt.

         "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Debt issued by, any other Person. "Investments" shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.

         "ISSUE DATE" means the first date on which the Series B Securities were issued hereunder.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, assignment (including any assignment of rights to receive payments of money other than in connection with mortgage banking operations in the ordinary course of business), charge, security interest or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) in respect of such asset and any agreement to grant to any Person any such Lien and any sale and leaseback of any asset.

         "MATERIAL SUBSIDIARY" means any Restricted Subsidiary of the Company which accounted for 10 percent or more of the Consolidated Tangible Assets or EBITDA of the Company for the fiscal year ending immediately prior to any Default or Event of Default.

         "MORTGAGE" means a first priority mortgage or first priority deed of trust on improved real property.

         "MORTGAGE DEBT" means such mortgage banking debt as would be listed on the consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles.

         "NET PROCEEDS" with respect to any Asset Sale means (i) cash (in U.S. dollars or freely convertible into U.S. dollars) received by the Company or any of its Restricted Subsidiaries from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale to the Company or any of its Restricted Subsidiaries, whether or not offset by net operating loss and tax credit carry-forwards, (b) payment of all brokerage commissions and the underwriting fees and, without limitation, all other fees and expenses related to such Asset Sale, and (c) deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with the assets sold or otherwise disposed of in such Asset Sale (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters) or against any indemnification obligations associated with the sale or other disposition of the assets sold or otherwise disposed of in such Asset Sale, and (ii) all noncash consideration received by the Company or any of its Restricted Subsidiaries from such Asset Sale upon the liquidation or conversion of such consideration into cash.

         "NET WORTH" of the Company means, at any date, the aggregate of capital, surplus and retained earnings of the Company and its Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles, adjusted to exclude (to the extent included) investments by the Company and its Subsidiaries in joint ventures and the amount of equity attributable to Affiliates other than Restricted Subsidiaries of such Person.

         "NON-RECOURSE DEBT" with respect to any Person means Debt of such Person for which the sole legal recourse for collection of principal and interest on such Debt is against the specific property identified in the instruments evidencing or securing such Debt and such property was acquired with the proceeds of such Debt or such Debt was Incurred within 90 days after the acquisition of such property.

         "OFFICER" means the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company or any Guarantor, as applicable.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an assistant Secretary of the Company or any Guarantor, as applicable.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who may be an employee of or counsel for the Company or other counsel reasonably acceptable to the Trustee.

         "ORIGINAL SECURITIES" has the meaning set forth in Section 2.02.

         "PERMITTED DEBT" means:

         (a) Debt evidenced by the Original Securities, the Guarantees of the Original Securities, the Existing Senior Notes and the Existing Guarantees, and any Series C Securities and Guarantees thereof issued in exchange for the foregoing;

         (b) Debt Incurred by the Company or any Guarantor under or in respect of a Bank Facility (including any guarantees related thereto) for working capital or other corporate purposes or evidenced by letters of credit; PROVIDED that the aggregate amount of all such Debt outstanding at any time pursuant to this clause (b) may not exceed $140,000,000;

         (c) Debt Incurred by the Company or any Guarantor under or in respect of a Warehouse Facility; PROVIDED that the amount of such Debt (including funding drafts issued thereunder) outstanding at any time pursuant to this clause (c) guaranteed by the Company or a

Restricted Subsidiary may not exceed the value of the Mortgages pledged to secure Debt thereunder;

         (d) Debt of the Company to any Guarantor or of any Restricted Subsidiaries of the Company to the Company or to any Guarantor;

         (e) Existing Debt (without duplication of Debt indicated under clauses
(a)-(d) above) of the Company and its Restricted Subsidiaries other than Debt to be repaid from the proceeds of the sale of the Securities;

         (f) Non-Recourse Debt;

         (g) Debt in respect of performance, completion, guarantee, surety and similar bonds or banker's acceptances provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

         (h) Additional Debt of the Company or any Guarantor in an amount not to exceed $7,500,000 at any time outstanding;

         (i) Debt referred to in the definition of Interest Rate Protection Agreement;

         (j) Purchase Money Obligations incurred in the ordinary course of business in an amount not exceeding $5,000,000 at any time outstanding; and

         (k) Refinancing Debt.

         "PERMITTED HOLDERS" means Alec Englestein and Harry Englestein and their respective estates, affiliates and associates (as such terms are defined in the Securities Act).

         "PERMITTED INVESTMENTS" of any Person means Investments of such Person in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case maturing within 180 days of the date of acquisition thereof, (ii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $250 million and a Keefe Bank Watch Rating of C or better, (iii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association organized under the laws of the United States or any state thereof other than banks, trust companies or savings and loan associations satisfying the criteria in (ii) above; PROVIDED that the aggregate amount of all certificates of deposit issued to the Company at any one time by any one such bank, trust company or savings and loan association will not exceed $100,000,
(iv) commercial paper given the highest rating by two established national credit rating agencies and maturing not more than 180 days from the date of the acquisition thereof, (v) repurchase agreements or money-market accounts which are fully secured by direct obligations of the United States or any agency thereof and (vi) in the case of the Company and its Subsidiaries, (1) any receivables or loans taken by the Company or a Subsidiary in connection with the sale of any asset otherwise permitted by this Indenture, (2) Investments in any Guarantor,
(3) Investments in the Securities or Debt PARI PASSU with the Securities, (4) Investments in evidences of Debt, securities or other property received from another Person by the Company or any of its Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Debt, securities or other property of such Person held by the Company or any of its Restricted Subsidiaries, or for other liabilities or obligations of such other Person to the Company or any of its Restricted Subsidiaries that were created, in accordance with the terms of this Indenture, (5) Investments in Interest Rate Protection Agreements which constitute Permitted Debt, (6) Investments in any Homebuilding Joint Ventures not in excess of $20 million in the aggregate for all Homebuilding Joint Ventures and (7) Investments in an aggregate amount outstanding not greater than $5,000,000.

         "PERMITTED LIENS" with respect to the Company and its Restricted Subsidiaries means (i) (x) until such time as the Company shall have less than an aggregate of $40,000,000 of maximum availability under one or more Bank Facilities described under clause (b) of the definition of "Permitted Debt" which are secured by any Liens, Liens securing the Company's Bank Facility or Bank Facilities described under clause (b) of the definition of "Permitted Debt", and (y) from and after the first time at which the Company shall have less than an aggregate of $40,000,000 of maximum availability under one or more Bank Facilities which are secured by Liens, Liens on assets of the Company or any Restricted Subsidiary of the Company securing Debt which may be incurred pursuant to Section 4.10, PROVIDED that the aggregate amount of Debt secured by Liens (excluding Nonrecourse Debt of the Company and Restricted Subsidiaries and Debt outstanding under the Warehouse Facility) may not exceed 40 percent of the Company's Consolidated Tangible Assets; (ii) Liens securing a Warehouse Facility, PROVIDED that such Liens shall not extend to any assets other than the mortgages, promissory notes and other collateral that secures mortgage loans made by the Company or any of its Restricted Subsidiaries; (iii) Liens securing Non-Recourse Debt of the Company or any of its Restricted Subsidiaries, PROVIDED that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Debt within 90 days of the Incurrence of such Non-Recourse Debt; (iv) Liens securing Debt of a Person existing at the time that such Person is merged into or consolidated with the Company or a Restricted Subsidiary, PROVIDED that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets or property of the Company or any Restricted Subsidiary, other than the surviving Person and its Subsidiaries; (v) Liens on assets or property acquired by the Company or a Restricted Subsidiary, PROVIDED that such Liens were not created in contemplation of such acquisition and do not extend to any other assets or property (other than proceeds of such acquired assets or property); (vi) Liens in respect of Interest Rate Protection Agreements which constitute Permitted Debt; (vii) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with generally accepted accounting principles; (viii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, contractors' or other Liens imposed by law and arising in the ordinary course of business; (ix) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security; (x) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business; (xi) attachment or judgment Liens not giving rise to a Default or Event of Default; (xii) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (xiii) leases or subleases granted to others not materially interfering with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (xiv) Liens securing Refinancing Debt; PROVIDED that such Liens only extend to the assets securing the Debt being refinanced, such refinanced Debt was previously secured and such Liens do not extend to any other assets of the Company or the assets of any of the Company's other Subsidiaries; (xv) Liens securing Purchase Money Obligations (including capitalized lease obligations); (xvi) Liens existing on February 2, 1998; (xvii) any contract to sell an asset provided such sale is otherwise permitted under this Indenture; and (xviii) Liens on property or assets of any Restricted Subsidiary securing Debt of such Restricted Subsidiary owing to the Company or one or more Restricted Subsidiaries of the Company.

         "PERSON" means any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

         "PHYSICAL SECURITIES" has the meaning set forth in Section 2.01.

         "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether outstanding on or issued after February 2, 1998, and including, without limitation, all classes and series of preferred or preference stock.

         "PRINCIPAL" of a debt security means the principal of the security plus the premium, if any, on the security.

         "PRIVATE EXCHANGE NOTE" has the meaning set forth in the Registration Rights Agreement.

         "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Series A Securities in the form set forth on Exhibit A-1.

         "PURCHASE MONEY OBLIGATIONS" means Debt of any Person secured by Liens
(i) on property purchased, acquired, or constructed by such Person or its Subsidiaries after the Issue

Date and used in the ordinary course of business by such Person and (ii) securing the payment of all or any part of the purchase price or construction cost of such assets and limited to the property so acquired and improvements thereof; PROVIDED that such Debt is incurred no later than 90 days after the acquisition of such property or completion of such construction or improvements.

         "QUALIFIED INSTITUTIONAL BUYER" or "QIB" has the meaning specified in Rule 144A.

         "REDEEMABLE STOCK" means, with respect to any Person, any class or series of Capital Stock of such Person that is redeemable at the option of the holder (except pursuant to a change in control provision that does not (i) cause such Capital Stock to become redeemable in circumstances which would not constitute a Change of Control and (ii) require the Company to pay the redemption price therefor prior to the Change of Control Repurchase Date) or is subject to mandatory redemption or otherwise matures prior to the final stated maturity of the Securities .

         "REFINANCING DEBT" means Debt that refunds, refinances or extends any Securities, Existing Senior Notes, Existing Debt (other than Existing Debt to be repaid with the net proceeds of the offering of the Securities) or other Debt Incurred by the Company or its Restricted Subsidiaries permitted under the terms of this Indenture, but only to the extent that (i) the Refinancing Debt is subordinated to the Securities to the same extent as the Debt being refunded, refinanced or extended, if at all, (ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended, or (b) after the maturity date of the Securities, (iii) the portion, if any, of the Refinancing Debt that is scheduled to mature on or prior to the maturity date of the Securities has a Weighted Average Life to Maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Debt being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Securities, and (iv) the gross proceeds of such Refinancing Debt are an amount that is equal to or 1ess than the aggregate principal amount then outstanding under the Debt being refunded, refinanced or extended (plus the premium or other payments paid in connection therewith (which shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a renewal, extension, substitution, refunding, refinancing, redemption, repurchase or replacement pursuant to the terms of the Debt being renewed, extended, substituted, refunded, refinanced, amended, modified, supplemented, redeemed, repurchased or replaced) and the expenses incurred in connection therewith).

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement by and among the Company, the Guarantors named therein and the Initial Purchaser, relating to the Securities and dated as of the Issue Date (or a later date on which Series B Securities other than the Original Securities are issued), as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

         "RESALE RESTRICTION TERMINATION DATE" has the meaning provided in
Section 2.15(a).

         "RESTRICTED PAYMENTS" means with respect to the Company or any Restricted Subsidiary (i) the declaration or payment of any dividend or other distribution on any shares of such Person's Capital Stock (except (x) dividends or distributions in additional shares of Capital Stock of the Company other than Redeemable Stock or (y) the declaration or payment of any dividend or other distribution by a Restricted Subsidiary to the Company or another Restricted Subsidiary), (ii) any payment on account of the purchase, redemption or other acquisition of (a) any shares of such Person's Capital Stock or (b) any option, warrant or other right to acquire shares of such Person's Capital Stock, except, in each case, Capital Stock held by the Company or a Restricted Subsidiary,
(iii) any Investment (other than a Permitted Investment) in any Person, or (iv) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement, prior to scheduled principal payment or scheduled maturity, of Subordinated Debt of the Company or its Subsidiaries.

         "RESTRICTED SECURITY" has the meaning set forth in Rule 144(a)(3) under the Securities Act and includes, without limitation, any Private Exchange Note; PROVIDED that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

         "RESTRICTED SUBSIDIARY" means any Subsidiary which is not an Unrestricted Subsidiary.

         "RULE 144A" means Rule 144A under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES" means the Series B Securities and Series C Securities as amended or supplemented from time to time in accordance with the terms hereof that are issued pursuant to this Indenture.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "SERIES B SECURITIES" means the 9 1/4% Series B Senior Notes due February 1, 2008, being issued and sold under this Indenture.

         "SERIES C SECURITIES" means the 9 1/4% Series C Senior Notes due February 1, 2008 (the terms of which are identical to the Series B Securities except that the Series C Securities shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of the Series B Securities), to be issued in exchange for the Series B Securities and the Existing Senior Notes under this Indenture.

         "SUBORDINATED DEBT" means, with respect to the Company and its Restricted Subsidiaries, all Debt of such Person which is, pursuant to its terms, expressly subordinated in right of payment to the Securities or the Guarantees (other than Debt held by the Company or a Restricted Subsidiary).

         "SUBSIDIARY" means, with respect to any Person, (i) any corporation or entity of which a majority of the capital stock having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time directly or indirectly owned by such Person or one or more of the other Subsidiaries of that Person or (ii) any partnership or joint venture at least a majority of the voting power of which is at the time directly or indirectly owned by such Person or one or more of the other Subsidiaries of that Person, or a combination thereof or a successor thereto.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.03.

         "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

         "UNRESTRICTED SUBSIDIARY" means each of the Subsidiaries of the Company (other than a Guarantor) so designated by a resolution adopted by the board of directors of the Company as provided below; PROVIDED that (a) neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries)
(1) provides any direct or indirect credit support for any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (2) is directly or indirectly liable for any Debt of such Subsidiary, and (b) the creditors with respect to Debt for borrowed money of such Subsidiary have agreed in writing that they have no recourse, direct or indirect, to the Company or any other Subsidiary of the Company (other than Unrestricted Subsidiaries), including, without limitation, recourse with respect to the payment of principal or interest on any Debt of such Subsidiary. The board of directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that (i) any such redesignation will be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Debt (if any) of such redesignated Subsidiary for purposes of Section 4.10 hereof as of the date of such redesignation, (ii) any Debt of such Unrestricted Subsidiary could then be Incurred in accordance with Section 4.10 on the date of such redesignation and (iii) the Liens of such Unrestricted Subsidiary could then be incurred in accordance with Section 4.13 hereof as of the date of such redesignation. Subject to the foregoing, the board of directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; PROVIDED that (i) all previous Investments by the Company and its Restricted Subsidiaries in such Restricted Subsidiary (net of any returns previously paid on such Investments) will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under Section 4.11 hereof, (ii) the Company and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the Coverage Ratio test contained in Section 4.10 hereof and (iii) no Default or Event of Default shall have occurred or be continuing. Any such designation or redesignation by the board of directors of the Company will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the board of directors of the Company giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations.

         "U.S. GOVERNMENT OBLIGATIONS" means direct noncallable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

         "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or kind normally entitled to vote in the election of the board of directors or other governing body of such Person.

         "WAREHOUSE FACILITY" means a Bank Facility to finance the making of mortgage loans originated by the Company or any of its Subsidiaries.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Debt or portion thereof, if applicable, at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Debt or portion thereof, if applicable, into (ii) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by one or more Wholly Owned Restricted Subsidiaries of the Company or by the Company and one or more Wholly Owned Restricted Subsidiaries of the Company. For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Subsidiary.

SECTION 1.02.     OTHER DEFINITIONS


TERM                                                          DEFINED IN SECTION
----                                                          ------------------
"Bankruptcy Law"................................................    6.01
"business day"..................................................   11.07
"Change of Control Notice"......................................    4.08
"Change of Control Repurchase Date".............................    4.08
"Change of Control Repurchase Right"............................    4.08
"Custodian".....................................................    6.01
"Discharged"....................................................    8.01
"Event of Default"..............................................    6.01
"Incur".........................................................    4.10

TERM                                                          DEFINED IN SECTION
----                                                          ------------------

"Legal Holiday".................................................    11.07
"Minimum Net Worth".............................................     4.09
"Net Proceeds Offer"............................................     4.15
"Net Worth".....................................................     4.09
"Net Worth Offer Amount"........................................     4.09
"Net Worth Price"...............................................     4.09
"Net Worth Repurchase Date".....................................     4.09
"Net Worth Repurchase Right"....................................     4.09
"Paying Agent"..................................................     2.03
"Purchase Amount"...............................................     4.15
"Registrar".....................................................     2.03
"Successor".....................................................     5.01
"Trigger Date"..................................................     4.09

 .ECTION 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC Rule under the TIA have the meanings so assigned to them.

SECTION 1.04.     RULES OF CONSTRUCTION

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof;

                  (3) "or" is NOT exclusive;

                  (4) words in the singular include the plural and in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
         and

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.

                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.01.     FORM AND DATING

         The Series B Securities and Series C Securities, including the Trustee's certificate of authentication, shall be substantially in the form set forth in Exhibits A-1 and A-2, respectively, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the Securities and the Guarantees shall constitute, and are hereby expressly made, a part of this Indenture. The Series B Securities and the Series C Securities shall be considered collectively to be a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

         Series B Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A-l ("Global Securities"), deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit B. Series C Securities (other than any constituting Private Exchange Notes) shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A-2, deposited with the Trustee, as custodian for the Depositary, and shall bear the legend set forth on Exhibit B. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

         Series B Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph and any Series C Securities constituting Private Exchange Notes shall be issued in the form of certificated Securities in registered form in substantially the form set forth in Exhibit A-l and Exhibit A-2, respectively (the "Physical Securities").

SECTION 2.02.     EXECUTION AND AUTHENTICATION

         One Officer shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

         If the Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication; and the Trustee shall, upon a written order or orders of the Company signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company, authenticate and make available, for delivery such Securities. The order shall specify the amount of Securities to be authenticated and the date on which such Securities are to be authenticated.

         The Trustee shall authenticate (i) Series B Securities for original issue on the Issue Date in the aggregate principal amount of $50,000,000 (the "Original Securities"), (ii) Series B Securities for original issue after the Issue Date in such additional principal amounts as may be set forth in an Officers' Certificate described as follows and (iii) Series C Securities from time to time for issue only (a) in exchange for a like principal amount of Series B Securities or (b) in exchange for a like principal amount of Existing Senior Notes, in each case upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated, the series and type of Securities, the date on which the Securities are to be authenticated and the date from which interest on such Securities shall accrue. The aggregate principal amount of Securities outstanding at any time may not exceed $50,000,000 plus any additional principal amount issued pursuant to item (ii) or item (iii)(b) of the first sentence of this paragraph, except as provided in Section 2.07. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.     REGISTRAR AND PAYING AGENT

         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"); provided that payment of interest may, at the option of the Company, be made by check mailed to a Holder at his registered address. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars and one or more additional paying agents without notice and may act in any such capacity on its own behalf. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.

         The Company initially appoints the Trustee as Paying Agent and Registrar.

SECTION 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST

         Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by such Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, such Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

SECTION 2.05.     SECURITYHOLDER LISTS

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names, addresses and tax identification numbers of Securityholders.

SECTION 2.06.     TRANSFER AND EXCHANGE

         Where Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if the requirements of Section 8-401(1) of the New York Uniform Commercial Code are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company or the Trustee, as the case may be, shall not be required (a) to issue, authenticate, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice, of redemption of the Securities selected for redemption under Section 3.02 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.10, 3.06 or 9.05 not involving any transfer.

         Any Holder of the Global Security shall, by acceptance of such Global Security, agree that, subject to Section 2.15(d), transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry.

SECTION 2.07.     REPLACEMENT SECURITIES

         If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the New York Uniform Commercial Code are met and, in the case of a mutilated Security, such mutilated Security is surrendered to the Trustee. If required by the Trustee or the Company, an indemnity bond must be sufficient, in the judgment of both, to protect the Company, the Trustee, or any Agent from any loss which any of them may suffer if a Security is replaced. The Company or the Trustee may charge for its expenses in replacing a Security.

         In case any such mutilated, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

         Every replacement Security is an additional obligation of the Company.

SECTION 2.08.     OUTSTANDING SECURITIES

         Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or one of its subsidiaries or Affiliates holds the Security.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a BONA FIDE purchaser.

         If the Paying Agent (other than the Company) holds on a redemption date, repurchase date or maturity date money sufficient to pay Securities payable on that date, then on and after that date, such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

SECTION 2.09.     SECURITIES HELD BY THE COMPANY OR AN AFFILIATE

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or a Subsidiary or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10.     TEMPORARY SECURITIES

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.11.     CANCELLATION

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and may destroy canceled Securities and deliver a certificate of any such destruction to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.12.     DEFAULTED INTEREST

         If and to the extent the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest payable on the defaulted interest as provided in Section 4.01. It may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date in which case such interest shall cease to be payable to the persons who were Securityholders on the regular record date. The Company shall fix such special record date and payment date. At least 15 days before the special record date, the Company shall mail to Securityholders a notice that states the special record date, payment date and amount of interest to be paid.

SECTION 2.13.     CUSIP NUMBER

         The Company in issuing each series of the Securities will use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the Securities and any change in such CUSIP number.

SECTION 2.14.     BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES

         (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         (b) Global Securities may be transferred as a whole, and interests of beneficial owners in Global Securities may be transferred or exchanged for Physical Securities, only in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

         (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

         (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) or
(c) of this Section shall, except as otherwise provided by Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Exhibit A-l.

         (e) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.15.     REGISTRATION OF TRANSFERS AND EXCHANGES

         (a) TRANSFER AND EXCHANGE OF PHYSICAL SECURITIES. When Physical Securities are presented to the Registrar with a request:

                  (i)      to register the transfer of the Physical Securities;
                           or

                  (ii) to exchange such Physical Securities for an equal number of Physical Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Section 2.15 for such transactions are met; PROVIDED, HOWEVER, that the Physical Securities presented or surrendered for registration of transfer or exchange:

                  (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Security, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                           (A) if such Physical Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit C hereto); or

                           (B)      if such Physical Security is being
                                    transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto); or

                           (C)      if such Physical Security is being
                                    transferred to an institutional "accredited investor" within the meaning of subparagraph
                                    (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501
                                    under the Securities Act, delivery of a
                                    Certificate of Transfer in the form of
                                    Exhibit D hereto and an opinion of counsel and/or other information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                           (D)      if such Physical Security is being
                                    transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto) and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

         (b) RESTRICTIONS ON TRANSFER OF A PHYSICAL SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL Security. A Physical Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

                           (A) certification, substantially in the form of Exhibit C hereto, that such Security is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                           (B) written instructions directing the Registrar to make, or to direct the Depositary to make, an endorsement on the Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar shall cancel such Physical Security and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the number of Securities represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and the Registrar shall authenticate a new Global Security in the appropriate amount.

         (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

         (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY FOR A PHYSICAL SECURITY.

                  (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Registrar of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

                           (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit C hereto); or

                           (B) if such beneficial interest is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit C hereto); or

                           (C) if such beneficial interest is being transferred to an institutional "accredited investor" within the meaning of subparagraph
                                    (a)(l), (a)(2), (a)(3) or (a)(7) of Rule 501
                                    under the Securities Act, delivery of a
                                    Certificate of Transfer in the form of
                                    Exhibit D hereto and an opinion of counsel and/or other information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                           (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto) and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Registrar will authenticate and deliver to the transferee a Physical Security.

                  (ii) Physical Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.15(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

         (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.15), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (f) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend only if, (i) the circumstances contemplated by paragraph (a)(ii)(II) of this Section 2.15 exist,
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

         (g) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of, and each beneficial interest in, such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01.     NOTICES TO TRUSTEE

         If the Company wants to redeem a portion of the Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee at least 60 days prior to the redemption date (unless a shorter notice period shall be satisfactory to the Trustee) of the redemption date and the principal amount of Securities to be redeemed.

SECTION 3.02.     SELECTION OF SECURITIES TO BE REDEEMED

         If less than all the Securities are to be redeemed, the Trustee shall select the particular Securities (or portions thereof) to be redeemed on either a pro rata basis or by lot or such other method as the Trustee shall determine to be fair and appropriate, such determination to be final and conclusive for all purposes hereunder, but in any event, in such manner as complies with applicable legal and stock exchange requirements. The Trustee shall make the selection from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.     NOTICE OF REDEMPTION

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed.

         The notice shall identify the Securities and the principal amount thereof to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price (including the amount of accrued interest to be paid on the Securities called for redemption);

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

                  (5) that interest on Securities called for redemption ceases to accrue on and after the redemption date.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event the Company will provide the Trustee with the information required by clauses (1) through (5).

SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION

         Once a notice of redemption is mailed, Securities or portions thereof called for redemption become due and payable on the redemption date at the redemption price and, on and after such date (unless the Company shall default in the payment of the redemption price), such Securities shall cease to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date.

SECTION 3.05.     DEPOSIT OF REDEMPTION PRICE

         On or before 12:00 Noon on the redemption date, the Company shall deposit with the Paying Agent money in funds immediately available on the redemption date sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Paying Agent shall promptly return to the Company any money deposited with it by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

SECTION 3.06.     SECURITIES REDEEMED IN PART

         Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.     PAYMENT OF SECURITIES

         The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent holds as of 12:00 Noon on that date money sufficient to pay all principal and interest then due. The Paying Agent shall return to the Company, no later then five days following the date of payment any money (including accrued interest) that exceeds such amount of principal and interest payable on the Securities.

         The Company shall pay interest on overdue principal at the rate borne by the Securities. The Company shall pay interest on overdue installments of interest at the same rate to the extent not prohibited by applicable statute or case law.

SECTION 4.02.     MAINTENANCE OF OFFICE OR AGENCY

         The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, an agency of the Company in accordance with Section 2.03.

SECTION 4.03.     SEC REPORTS

         So long as any of the Securities remain outstanding the Company shall deliver to the Trustee and the Trustee will mail to each Holder within 15 days after the Company files the same with the SEC copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) with respect to the Company and the Guarantors, if any, which the Company and the Guarantors may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA ss. 314(a).

         Notwithstanding that neither the Company nor any of the Guarantors may be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for so long as any of the Securities remain outstanding, the Company will continue to file with the SEC and provide the Trustee and Holders with such annual and quarterly reports and such information, documents and other reports with respect to the Company and the Guarantors as are required under Sections 13 and 15(d) of the Exchange Act. If filing of documents by the Company with the SEC as aforementioned in this paragraph is not permitted under the Exchange Act, the Company shall promptly upon written notice supply copies of such documents to any prospective holder.

SECTION 4.04.     COMPLIANCE CERTIFICATE

         The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signatories know of any Default by the Company in performing any of its obligations under this Indenture and the Securities. If they do know of any such Default, the certificate shall describe the Default and its status.

SECTION 4.05.     STAY, EXTENSION AND USURY LAWS

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06.     CORPORATE EXISTENCE

         Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises to the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any

Restricted Subsidiary if, in the judgment of the board of directors of the Company, (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Restricted Subsidiary does not have a material adverse impact on the Holders.

SECTION 4.07.     NOTICE OF DEFAULT

         In the event that any Default under Section 6.01 hereof shall occur the Company will give prompt written notice of such Default to the Trustee.

SECTION 4.08.     CHANGE OF CONTROL

         (a) In the event that there shall occur a Change of Control of the Company, each Holder of a Security shall have the right (a "Change of Control Repurchase Right") upon receipt of a Change of Control Notice (as defined below), at such Holder's option, to require the Company to repurchase any Securities of such Holder or any portion of the principal amount thereof which is $1,000 or any integral multiple thereof, on the date (the "Change of Control Repurchase Date") that is 45 days after the date of the Change of Control Notice, or, if such 45th day is a Legal Holiday, the next subsequent day which is not a Legal Holiday, at a price equal to 101% of the principal amount thereof, plus accrued interest to the Change of Control Repurchase Date (the "Change of Control Price"). The right to require the repurchase of Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article 8.

         (b) Within 30 days after the occurrence of a Change of Control, the Company, or, at the request of the Company, the Trustee, shall give notice of the occurrence of the Change of Control and of the Change of Control Repurchase Right set forth herein to each Holder (the "Change of Control Notice"). The Company shall also deliver a copy of the Change of Control Notice to the Trustee. Any such notice shall contain all instructions and materials necessary to enable such Holders to deliver Securities pursuant to the Change of Control Repurchase Right including, without limitation, the following:

                  (1) the Change of Control Repurchase Date;

                  (2) the date by which the Change of Control Repurchase Right must be exercised;

                  (3) the Change of Control Price;

                  (4) that Securities are to be surrendered for payment of the Change of Control Price; and

                  (5) that the exercise of the Change of Control Repurchase Right is irrevocable.

         (c) To exercise a Change of Control Repurchase Right a Holder shall deliver to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the notice referred to above on or before the 30th day after the date of the Change of Control Notice, or, if such day is a Legal Holiday, the next subsequent day which is not a Legal Holiday, (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of Securities (or portions thereof) to be repurchased and a statement that an election to exercise the Change of Control Repurchase Right is being made thereby, and (ii) the Securities with respect to which the Change of Control Repurchase Right is being exercised, duly endorsed for transfer to the Company, and the Holder of such Securities shall be entitled to receive from the Company (if it is acting as its own Paying Agent) or such Paying Agent a nontransferable receipt of deposit evidencing such deposit. Such written notice shall be irrevocable.

         If the Change of Control Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any Security to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased (unless such Security shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the Security being repurchased will be paid on such next succeeding interest payment date to the registered holder of such Security on the immediately preceding record date. A Security repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being repurchased will be paid on such interest payment date to the registered holder of such Security on the immediately preceding record date.

         (d) In the event a Change of Control Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the applicable Change of Control Price with respect to the Securities as to which the Change of Control Repurchase Right shall have been exercised to the Holder on the Change of Control Repurchase Date.

         (e) On or prior to a Change of Control Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with
Section 2.04) an amount of money sufficient to pay the Change of Control Price payable in respect of all of the Securities which are to be repurchased on that date.

         (f) Both the notice of the Company and the notice of the Holder having been given as specified in this Section 4.08, the Securities so to be repurchased shall, on the Change of Control Repurchase Date, become due and payable at the Change of Control Price applicable thereto and from and after such date (unless the Company shall default in the payment of the Change of Control Price) such Securities shall cease to bear interest. If any Security shall not be paid upon surrender thereof for repurchase, the principal shall, until paid, bear interest from the Change of Control Repurchase Date at the rate borne by such Security.

         (g) Any Security which is to be submitted for repurchase only in part shall be delivered pursuant to this Section 4.08 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without any service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to and in exchange for the portion of the principal of such Security not submitted for repurchase.

         (h) If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 and any other tender offer rules under the Exchange Act which then may be applicable.

SECTION 4.09.     MAINTENANCE OF NET WORTH

         (a) In the event that the Company's Net Worth at the end of each of any two consecutive fiscal quarters (the last day of such second fiscal quarter being referred to as the "Trigger Date") is less than $35,000,000 (the "Minimum Net Worth"), then the Company shall make an offer to all Holders (a "Net Worth Offer") to acquire on a pro rata basis on the date (the "Net Worth Repurchase Date") that is 45 days following the date of the Net Worth Notice (as defined below), Securities in an aggregate principal amount equal to 10% of the original outstanding principal amount of the Securities (or if less than 10% of the original aggregate principal amount of the Securities issued are then outstanding, all the Securities outstanding at the time) (the "Net Worth Offer Amount") at a purchase price of 100% of the principal amount thereof, plus accrued interest to the Net Worth Repurchase Date (the "Net Worth Price"). The Company may credit against the Net Worth Offer Amount the principal amount of Securities acquired by the Company prior to the Trigger Date through purchase, optional redemption or exchange The Company, however, may not credit a specific Security in more than one Net Worth Offer. In no event shall the failure to meet the Minimum Net Worth at the end of any fiscal quarter be counted toward the making of more than one Net Worth Offer. The Company shall notify the Trustee promptly after the occurrence of any of the events specified in this Section
4.09 and shall notify the Trustee in writing if its Net Worth is equal to or less than the Minimum Net Worth for any fiscal quarter.

         (b) Within 30 days after the Trigger Date, the Company, or, at the request of the Company, the Trustee, shall give notice of the Net Worth Offer to each Holder (the "Net Worth Notice"). The Company shall also deliver a copy of the Net Worth Notice to the Trustee. Any such notice shall contain all instructions and materials necessary to enable such Holders to deliver Securities pursuant to the Net Worth Offer including, without limitation, the following:

                  (1) the Net Worth Repurchase Date;

                  (2) the date by which the Net Worth Offer must be accepted by a Holder;

                  (3) the Net Worth Price and the Net Worth Offer Amount; and

                  (4) that Securities are to be surrendered for payment of the Net Worth Price.

         (c) To accept a Net Worth Offer a Holder shall deliver to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Net Worth Notice, on or before the 30th day after the date of the Net Worth Notice, or, if such day is a Legal Holiday, the next subsequent day which is not a Legal Holiday, (i) written notice of the Holder's acceptance of such offer, which notice shall set forth the name of the Holder, the principal amount of Securities (or portions thereof) to be repurchased and a statement that an acceptance of the Net Worth Offer is being made thereby and (ii) the Securities with respect to which the Net Worth Offer is being accepted, duly endorsed for transfer to the Company, and the Holder of such Securities shall be entitled to receive from the Company (if it is acting as its own Paying Agent) or such Paying Agent a nontransferable receipt of deposit evidencing such deposit. Such written notice may be withdrawn upon further written notice delivered to the Trustee on or prior to the third day preceding the Net Worth Repurchase Date.

         If the Net Worth Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any Security to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased (unless such Security shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the Security being repurchased will be paid on such next succeeding interest payment date to the registered holder of such Security on the immediately preceding record date. A Security repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being repurchased will be paid on such interest payment date to the registered holder of such Security on the immediately preceding record date.

         (d) In the event a Net Worth Offer is accepted in accordance with the terms hereof, the Company shall pay or cause to be paid the applicable Net Worth Price with respect to the Securities as to which the Net Worth Offer shall have been accepted (on a pro rata basis up to the Net Worth Offer Amount, plus accrued interest) to the Holder on the Net Worth Repurchase Date.

         (e) On the Net Worth Repurchase Date, the Company shall deliver to the Trustee the amount of Securities to be credited against the Net Worth Offer Amount and shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) an amount of money sufficient to pay the Net Worth Price payable in respect of all of the Securities which are to be repurchased on that date, but in no event shall the Company be obligated to deposit an amount in excess of the Net Worth Offer Amount, plus accrued interest.

         (f) Both the notice of the Company and the notice of the Holder having been given as specified in this Section 4.09, the Securities to be repurchased shall, on the Net Worth Repurchase Date, become due and payable at the Net Worth Price applicable thereto and from and after such date (unless the Company shall default in the payment of the Net Worth Price) such Securities shall cease to bear interest. If any Security shall not be paid upon surrender thereof for repurchase, the principal and interest (to the extent lawful) shall, until paid, bear interest from the Net Worth Repurchase Date at the rate borne by such Security.

         (g) Any Security which is to be submitted for repurchase only in part shall be delivered (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without any service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to and in exchange for the portion of the principal of such Security not submitted for repurchase.

         (h) If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 and any other tender offer rules under the Exchange Act which then may be applicable.

SECTION 4.10.     LIMITATION ON DEBT

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable for ("Incur") any Debt, except Permitted Debt.

         Notwithstanding the foregoing, and subject to the immediately succeeding paragraph, the Company and the Guarantors may Incur Debt if, at the time such Debt is so Incurred and after giving effect thereto and the application of the proceeds therefrom, the Company's Coverage Ratio shall not be less than 2.0 to 1.0.

         The Company will not, and will not cause or permit any Guarantor to, directly or indirectly, Incur any Debt that purports to be by its terms (or by the terms of any agreement governing such Debt) subordinated to any other Debt of the Company or of such Guarantor, as the case may be, unless such Debt is also by its terms (or by the terms of any agreement governing such Debt) made expressly subordinated to the Securities or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Debt is subordinated to such other Debt.

         For purposes of this Section 4.10, any waiver, extension or continuation of any or all mandatory prepayments or installment payments or the maturity date of any of the Debt Incurred pursuant to this Section 4.10 shall not be or be deemed to be the Incurrence of Debt by the Company or its Restricted Subsidiaries.

SECTION 4.11.     LIMITATION ON RESTRICTED PAYMENTS

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, if, after giving effect thereto:

                  (a) an Event of Default, or an event that through the passage of time or the giving of notice, or both, would become an Event of Default, shall have occurred and be continuing; or

                  (b) the Company would be unable to Incur $1.00 of additional Debt under the second paragraph set forth under Section 4.10; or

                  (c) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries (the amount expended or distributed for such purposes, if other than cash, to be determined in good faith by the board of directors of the Company) from and after February 2, 1998 shall exceed the sum of:

                           (i) the aggregate of 50% of the Consolidated Net
                  Income of the Company accrued for the period (taken as one accounting period) commencing with February 1, 1998 to and including the first full month ended immediately prior to the date of such calculation (or, in the event Consolidated Net Income is a deficit, then minus 100% of such deficit);

                           (ii) the aggregate net proceeds (the amount of such
                  proceeds, if other than in cash, to be determined in good faith by the board of directors of the Company) received by the Company from the issuance or sale (other than to a Subsidiary of the Company) of its Capital Stock (other than Redeemable Stock), including the principal amount of any of the Convertible Notes outstanding on February 2, 1998 and any other convertible or exchangeable notes issued after February 2, 1998 or other convertible or exchangeable securities issued after February 2, 1998, in any such case to the extent such principal amount is converted or exchanged into Capital Stock from and after February 2, 1998, and options, warrants and rights to purchase its Capital Stock (other than Redeemable Stock); PROVIDED that the net proceeds received by the Company from the Equity Offering shall be excluded from this clause
                  (ii);

                           (iii) in the case of the disposition or repayment of
                  any Investment constituting a Restricted Payment made after February 2, 1998 (excluding any Investment described in clause
                  (iv) of the following paragraph, but including upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or such Restricted Subsidiary in respect of such disposition of such Investment; and

                           (iv) $5,000,000.

         The foregoing paragraphs will not prevent (i) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Subsidiary of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any Person (other than a Subsidiary of the Company) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Stock) of the Company to any Person (other than to a Subsidiary of the Company); PROVIDED, HOWEVER, that the amount of any such net proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (ii) of the preceding paragraph; (iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Debt by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any Person (other than a Subsidiary of the Company) or (y) issue and sale of (A) Capital Stock (other than Redeemable Stock) of the Company to any Person (other than to a Subsidiary of the Company); PROVIDED, HOWEVER, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (ii) of the preceding paragraph; or (B) Debt of the Company issued to any Person (other than a Subsidiary of the Company), so long as such Debt (x) has no stated maturity earlier than February 1, 2008, (y) has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Securities and (z) is subordinated to the Securities in the same manner and at least to the same extent as the Subordinated Debt so purchased, exchanged, redeemed, acquired or retired; (iv) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 4.15; (v) so long as no Default or Event of Default has occurred and is continuing, the repurchase or redemption of shares of Capital Stock from any officer, director or employee of the Company or its Restricted Subsidiaries whose employment has been terminated or who has died or become disabled in an aggregate amount not to exceed $250,000 per annum;
(vi) so long as no Default or Event of Default shall have occurred and be continuing, the making of Restricted Payments in an aggregate amount not to exceed $5,000,000; and (vii) the redemption of the Convertible Notes; PROVIDED that amounts paid pursuant to clauses (i), (v) and (vi) (but not clauses (ii), (iii), (iv) or (vii)) shall reduce amounts available for future Restricted Payments under the first paragraph of this Section 4.11.

SECTION 4.12. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries; (b) make payments in respect of any Debt owed to the Company or any of its Restricted Subsidiaries; or (c) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; PROVIDED, HOWEVER, that the following restrictions shall not be prohibited pursuant to this Section 4.12: (i) those contained in this Indenture, the Existing Indenture, a Bank Facility, a Warehouse Facility, and Refinancing Debt (to the extent restrictions contained in such Refinancing Debt are not more restrictive than those contained in the Debt being refinanced); (ii) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Subsidiary of the Company, PROVIDED that such encumbrances or restrictions are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary of the Company and do not extend to any other property of the Company or another of its Subsidiaries; (iii) restrictions contained in security agreements permitted by this Indenture securing Debt permitted by this Indenture to the extent such restrictions restrict the transfer of assets subject to such security agreements; (iv) any encumbrance or restriction consisting of customary nonassignment provisions in leases to the extent such provisions restrict the transfer of the leases; (v) any encumbrance or restriction pursuant to an agreement in effect on February 2, 1998; or (vi) any restrictions with respect to a Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary.

SECTION 4.13.     LIMITATION ON LIENS

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien upon or with respect to any of the assets of the Company or any such Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, other than Liens which constitute Permitted Liens at the date such Liens are created, unless contemporaneously therewith or prior thereto all payments due under this Indenture and the Securities are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien. Notwithstanding the foregoing, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any Debt from the Company in favor of any Restricted Subsidiary.

SECTION 4.14.     TRANSACTIONS WITH AFFILIATES

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transactions with Affiliates of the Company unless (i) such transactions are between or among the Company and its Restricted Subsidiaries, (ii) such transactions are in the ordinary course of business and consistent with past practice or (iii) the terms of such transactions are as fair and reasonable to the Company or such Restricted

Subsidiary, as the case may be, and are at least as favorable at the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis between unaffiliated parties. In the event of any transaction or series of transactions occurring subsequent to February 2, 1998 with an Affiliate of the Company which involves in excess of $1,000,000 and is not permitted under clause (i) of the preceding sentence, all of the disinterested members of the board of directors shall by resolution determine that such transaction or series of transactions meets the criteria set forth in clause (iii) of the preceding sentence. In the event of any transaction or series of transactions occurring subsequent to February 2, 1998 with an Affiliate of the Company which involves in excess of $10,000,000 and is not permitted under clause (i) above, the Company will be required to deliver to the Trustee an opinion of an Independent Financial Advisor to the effect that the transaction is fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view. Notwithstanding the foregoing, such provisions do not prohibit and will not apply to (1) any Restricted Payment which is permitted by Section 4.11 or
(2) the payment of compensation to directors of the Company who are not employees of the Company and wages and other compensation to officers of the Company or any of its Subsidiaries.

SECTION 4.15.     LIMITATION ON ASSET SALES

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the board of directors of the Company or the Restricted Subsidiary, as the case may be) of the assets disposed of, and
(ii) the consideration for such Asset Sale consists of at least 85% cash; PROVIDED that (x) the amount of liabilities assumed by the transferee, (y) any notes or other obligations received by the Company or such Restricted Subsidiary and immediately converted into cash or (z) with respect to the sale or other disposition of all of the Capital Stock of any Restricted Subsidiary, the amount of liabilities that remain the obligation of such Restricted Subsidiary subsequent to such sale or other disposition, shall be deemed to be "cash".

         (b) Within 12 months from the date that any Asset Sale is consummated, the Net Proceeds thereof shall be reinvested in Additional Assets or applied to the redemption or repurchase of Debt of the Company which ranks PARI PASSU with the Securities or Debt of a Restricted Subsidiary of the Company which is not subordinated to other debt of such Restricted Subsidiary (which, in each case, shall be a permanent reduction of such Debt). To the extent that the Net Proceeds of an Asset Sale are not so applied, the Company or such Restricted Subsidiary, as the case may be, shall, within 30 days from the expiration of such 12-month period, use the remaining Net Proceeds (less any amounts used to pay reasonable fees and expenses connected with a Net Proceeds Offer (as defined below)) to make an offer (a "Net Proceeds Offer") to repurchase the Securities at a price equal to 100% of the principal amount thereof, plus accrued interest to the date of such repurchase, which date shall be on or before the 30th day after the date of the Net Proceeds Offer (the "Net Proceeds Repurchase Date"), in accordance with the provisions of clause (c) below.

         Notwithstanding the foregoing, the Net Proceeds of an Asset Sale are not required to be applied in accordance with the preceding paragraph, unless and until the aggregate Net Proceeds for all such Asset Sales in a 12-month period exceeds $5,000,000.

         (c) If the Company or one of its Restricted Subsidiaries is required to make a Net Proceeds Offer pursuant to clause (b) above, the Company or such Restricted Subsidiary, or, at the request of the Company, the Trustee, shall give notice of the Net Proceeds Offer to each Holder (the "Net Proceeds Offer Notice"). The Company shall also deliver a copy of the Net Proceeds Offer Notice to the Trustee. Any such notice shall contain all instructions and materials necessary to enable such Holders to deliver Securities pursuant to the Net Proceeds Offer including, without limitation, the following:

                  (1) the Net Proceeds Repurchase Date;

                  (2) the date by which the Net Proceeds Offer must be accepted;

                  (3) the applicable amount of Net Proceeds being applied to the repurchase of Securities in the Net Proceeds Offer (the "Purchase Amount"); and

                  (4) that Securities are to be surrendered for payment.

         To accept a Net Proceeds Offer a Holder shall deliver to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the notice referred to above on or before the Net Proceeds Repurchase Date, or, if such day is a Legal Holiday, the next subsequent day which is not a Legal Holiday, (i) written notice of the Holder's acceptance of the Net Proceeds Offer, which notice shall set forth the name of the Holder, the principal amount of Securities (or portions thereof) to be repurchased and a statement that an election to accept the Net Proceeds Offer is being made thereby and (ii) the Securities with respect to which the Net Proceeds Offer is being accepted, duly endorsed for transfer to the Company, and the Holder of such Securities shall be entitled to receive from the Company (if it is acting as its own Paying Agent) or such Paying Agent a nontransferable receipt of deposit evidencing such deposit. Such written notice may be withdrawn upon further written notice to the Trustee on or prior to the third day preceding the Net Proceeds Repurchase Date.

         If the Net Proceeds Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any Security to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased (unless such Security shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the Security being repurchased will be paid on such next succeeding interest payment date to the registered holder of such Security on the immediately preceding record date. A Security repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being repurchased will be paid on such interest payment date to the registered holder of such Security on the immediately preceding record date.

         In the event a Net Proceeds Offer shall be accepted in accordance with the terms hereof, the Company shall pay or cause to be paid the pro rata portion of the Purchase Amount with respect to the Securities as to which the Net Proceeds Offer shall have been accepted to the Holder on the Net Proceeds Repurchase Date.

         On or prior to a Net Proceeds Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) an amount of money equal to the Purchase Amount.

         Both the notice of the Company and the notice of the Holder having been given as specified above, the Securities to be repurchased shall, on the Net Proceeds Repurchase Date, become due and payable and from and after such date (unless the Company shall default in the payment of the Purchase Amount) such Securities shall cease to bear interest. If any Security shall not be paid upon surrender thereof for repurchase, the principal and interest shall, until paid, bear interest from the Net Proceeds Repurchase Date at the rate borne by such Security.

         Any Security which is to be submitted for repurchase only in part shall be delivered pursuant to this provision (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without any service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to and in exchange for the portion of the principal of such Security not submitted for repurchase.

         If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 and any other tender offer rules under the Exchange Act which then may be applicable.

         (d) Any amount of Net Proceeds remaining after a Net Proceeds Offer shall be promptly returned by the Trustee to the Company and may be used by the Company for any purpose not inconsistent with this Indenture.

SECTION 4.16.     ADDITIONAL GUARANTORS

         The Company shall cause any Subsidiary with a net book value greater than $1,000,000 which is designated as a Restricted Subsidiary to, simultaneously with its designation as a Restricted Subsidiary, execute and deliver (i) a supplemental indenture to this Indenture, providing for the guarantee of payment of the Securities by such Subsidiary pursuant to the terms of Article Ten hereof and (ii) a guarantee in the form included in Exhibits A-1 and A-2 hereof.

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.     WHEN COMPANY MAY MERGE, ETC.

         Neither the Company nor any Guarantor shall consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Securities, the Guarantees or this Indenture (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person or permit any of its Restricted Subsidiaries to do any of the foregoing (in each case other than with the Company or another Wholly Owned Restricted Subsidiary) unless:

                  (1) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a corporation or other legal entity organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                  (2) the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or such Guarantor, as the case may be, under the Securities or such Guarantor's Guarantee, as the case may be, and this Indenture;

                  (3) immediately after giving effect to such transaction no Default or Event of Default has occurred and is continuing;

                  (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Consolidated Tangible Net Worth of the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be at least equal to the Consolidated Tangible Net Worth of the Company immediately prior to such transaction; and

                  (5) in the case of a transaction involving the Company, immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Coverage Ratio of the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be such that the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be entitled to Incur at least $1.00 of additional Debt under such Coverage Ratio test set forth in Section 4.10.

The foregoing provisions shall not apply to a transaction involving the consolidation or merger of a Guarantor with or into another Person, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Guarantor, that results in such Guarantor being released from its Guarantee as provided under its Guarantee.

         Notwithstanding the foregoing, clauses (4) and (5) shall not prohibit a transaction, the principal purpose of which is (as determined in good faith by the board of directors of the Company) to change the state of incorporation of the Company, and such transaction does not have as one of its purposes the evasion of the restrictions of this Section 5.01.

         The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

SECTION 5.02.     SUCCESSOR SUBSTITUTED

         Upon any consolidation, merger, sale, assignment, transfer, lease or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such Successor had been named s the Company herein. When the Successor assumes all obligations of the Company hereunder, all obligations of the predecessor shall terminate.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.     EVENTS OF DEFAULT

         An "Event of Default" occurs if:

                  (1) the Company fails to pay interest on any Security when the same becomes due and payable and such failure continues for a period of 30 days;

                  (2) the Company fails to pay the principal of any Security when the same becomes due and payable at maturity, upon acceleration or otherwise;

                  (3) the Company or any Guarantor defaults in the observance or performance of any other covenant or agreement of the Company or the Guarantors in the Securities, the Guarantees or this Indenture and the default continues for the period and after the notice specified below;

                  (4) an event of default shall have occurred under one or more evidences of Debt of the Company or any of its Restricted Subsidiaries (other than Non-Recourse

         Debt) with an outstanding aggregate principal amount of $5,000,000 or more, whether such Debt now exists or is created hereafter, which event of default (i) consists of the failure by the Company or any Restricted Subsidiary to make any payment in respect of such Debt at its final maturity or (ii) results in the acceleration of such Debt, which acceleration shall be in effect;

                  (5) any final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate are rendered against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain unstayed, unsatisfied or undischarged for the period and after the notice specified below;

                  (6) any Guarantee of a Material Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Guarantee and this Indenture);

                  (7) the Company or any of its Material Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property, or

                           (D) makes a general assignment for the benefit of its
                  creditors; or

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company in an
                  involuntary case,

                           (B) appoints a Custodian of the Company for all or
                  substantially all of its property, or

                           (C) orders the liquidation of the Company,

                  and the order or decree remains unstayed and in effect for 90 days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

         The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A default under clause (3) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding notify the Company of the default and the Company does not cure the default within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default". If the Holders of 25% in principal amount of Securities then outstanding request the Trustee to give such notice on their behalf, the Trustee shall do so.

         The Trustee shall not be deemed to have notice of any Default hereunder unless it shall have actual knowledge of such Default or it shall have received written notice thereof making specific reference to such Default as a Default.

SECTION 6.02.     ACCELERATION

         If an Event of Default (other than an Event of Default specified in Section 6.01(7) or Section 6.01(8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or Section 6.01(8), with respect to the Company occurs, all unpaid principal and accrued interest on the Securities then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

SECTION 6.03.     OTHER REMEDIES

         Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

SECTION 6.04.     WAIVER OF PAST DEFAULTS

         Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences. When a Default is waived, it is cured and ceases; but no such waiver shall extend to any other default.

SECTION 6.05.     CONTROL BY MAJORITY

         The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.     LIMITATION ON SUITS

         Except as provided in Section 6.07, a Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the Securities then outstanding make a written request to the Trustee to institute proceedings in respect of such Event of Default;

                  (3) such Holder or Holders offer to the Trustee reasonable indemnity against any loss, liability or expense to be thereby incurred (including reasonable attorneys' fees);

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07.     RIGHTS OF HOLDERS TO RECEIVE PAYMENT

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of he Holder.

SECTION 6.08.     COLLECTION SUIT BY TRUSTEE

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

SECTION 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of the Securities any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of the Securities in any such proceeding.

SECTION 6.10.     PRIORITIES

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         FIRST: to the Trustee for amounts due under Section 7.07;

         SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

         THIRD: to the Company.

         The Trustee may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section.

SECTION 6.11.     UNDERTAKING FOR COSTS

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.     DUTIES OF TRUSTEE

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the accuracy of the content thereof.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense, including reasonable attorneys' fees.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) The Trustee shall not be required to give any bond or surety with respect to the execution of its rights and powers or with respect to this Indenture.

         (h) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company hereunder; but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements as aforesaid.

SECTION 7.02.     RIGHTS OF TRUSTEE

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) It shall not be the duty of the Trustee, except as expressly provided herein, to ensure that any duties or obligations herein imposed upon the Company or any other Person are performed, and, except as expressly provided herein, the Trustee shall not be liable or responsible for the failure of any other Person to perform any act required of it or them by this Indenture.

         (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

SECTION 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate thereof with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

SECTION 7.04.     TRUSTEE'S DISCLAIMER

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05.     NOTICE OF DEFAULTS

         If a Default occurs and is continuing and if it is actually known to the Trustee or the Trustee has received written notice thereof, the Trustee shall mail to each Securityholder a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION 7.06.     REPORTS BY TRUSTEE TO HOLDERS

         If required by TIA ss. 313(a), within 60 days after each March 1 beginning with March 1, 1998, the Trustee shall mail to each Securityholder as required by TIA ss. 313(c) a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b) and (c).

         A copy of each report at the time of its mailing to Securityholders shall be filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

SECTION 7.07.     COMPENSATION AND INDEMNITY

         The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon ln writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any loss or liability (including the fees and expenses of counsel) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.     REPLACEMENT OF TRUSTEE

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         Notwithstanding the replacement of the Trustee pursuant to Section 7.08, the Company's obligation to compensate the retiring Trustee under Section
7.07 for services rendered prior to its retirement shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b), PROVIDED that there shall be excluded from the operation of TIA ss. 310(b)(1) the 1994 Indenture and any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding and meeting the requirements for exclusion set forth in TIA ss. 310(b)(1).

SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

         The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                    ARTICLE 8

                                   DEFEASANCE

SECTION 8.01.     DEFEASANCE UPON DEPOSIT OF MONEYS OR U.S. GOVERNMENT
                  OBLIGATIONS

         This Indenture and the Guarantees shall cease to be of further effect (except that the Company's obligations under Sections 7.07 and 8.05 hereof shall survive) when all outstanding Securities theretofore authenticated and issued (other than Securities which have been destroyed, lost or stolen and which have been replaced as provided in Section 2.07 hereof) have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder.

         Notwithstanding the first paragraph of this Section 8.01, at the Company's option indicated by notice to the Trustee, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Securities on the 91st day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.07 through 4.16 and shall cease to be subject to the provisions of
Section 6.01(3) with respect to Sections 4.07 through 4.16 and Section 6.01(4) with respect to the Securities at any time after the conditions set forth below have been satisfied:

                  (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion with respect to (ii) and (iii) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest on the outstanding Securities on the dates such installments of interest or principal are due;

                  (2) the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (3) such deposit will not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and

                  (5) the Company shall have delivered to the Trustee an Officers Certificate stating that the conditions set forth in this
         Section 8.01 have been satisfied or complied with.

         "Discharged" shall mean that the Company and each Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and to have satisfied all the obligations under this Indenture and the Guarantees relating to the Securities (and the Trustee, upon the request of the Company and at the expense of the Company, shall execute proper instruments acknowledging the same).

SECTION 8.02.     TERMINATION OF THE OBLIGATIONS PURSUANT TO REDEMPTION

         The Company and each Guarantor may terminate its obligations under the Securities, this Indenture and the Guarantees (except that the Company's obligations under Sections 7.07 and 8.05 hereof shall survive) and the Company and the Guarantors shall be deemed to have been Discharged from its Obligations with respect to the Securities and the Guarantees if:

         (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Securities have otherwise become due and payable hereunder;

         (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee reasonably satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption, as certified in a certificate of a nationally recognized firm of independent public accountants; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Securities;

         (c) no Default of Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

         (d) the Company shall have paid all other sums payable by it hereunder; and

         (e) the Company shall have delivered to the Trustee an Officers' Certificate stating that the conditions set forth in this Section 8.02 have been complied with.

SECTION 8.03.     SURVIVAL OF COMPANY'S OBLIGATIONS

         Notwithstanding the satisfaction and discharge of this Indenture under
Section 8.01 or Section 8.02, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.05, 7.07, 7.08, 8.04, 8.05 and 8.06, however, shall survive until the Securities are no longer outstanding. Thereafter, the Company's obligations in Sections 7.07, 8.05 and
8.06 shall survive.

SECTION 8.04.     APPLICATION OF TRUST MONEY

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.05.     REPAYMENT TO COMPANY

         The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless applicable abandoned property law designates another person.

         The Company shall indemnify Trustee to the fullest extent permissible by law for the Trustee's failure to comply with any abandoned property or escheat law by acting in accordance with this Section 8.05.

SECTION 8.06.     REINSTATEMENT

         If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee.

                                    ARTICLE 9

                                   AMENDMENTS

SECTION 9.01.     WITHOUT CONSENT OF HOLDERS

         The Company and the Guarantors, with the consent of the Trustee, may amend or supplement this Indenture, the Securities or the Guarantees without notice to or the consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency; PROVIDED that such amendment or supplement does not adversely affect the rights of any Securityholder;

                  (2) to comply with Section 5.01;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (4) to make any change that does not materially adversely affect the rights of any Securityholder hereunder, including, without limitation, any amendments reasonably necessary to issue additional Securities hereunder;

                  (5) to comply with the qualification of this Indenture under the TIA; or

                  (6) to reflect a Guarantor ceasing to be liable on the Guarantees because it is no longer a Subsidiary of the Company or to reflect additional Guarantors.

         For the purposes of Section 9.01, the Trustee may, in its discretion, determine whether or not the Holder of any Securities would be materially adversely affected by any amendment, or supplement to this Indenture and any such determination shall be conclusive upon every Holder, whether theretofore or thereafter entered into. The Trustee shall, subject to the express provisions of this Indenture, not be liable for any such determination made in good faith and shall be entitled to, and may rely upon, an Opinion of Counsel with respect thereto.

SECTION 9.02.     WITH CONSENT OF HOLDERS

         The Company and the Guarantors, with the consent of the Trustee, may amend or supplement this Indenture and waive any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Securities), the Securities or the Guarantees without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (which may include consents obtained in connection with a tender offer or exchange offer for the Securities). Subject to Section 6.07, the Holders of a majority in principal amount of the Securities then outstanding may waive compliance by the Company or any Guarantor with any provision of this Indenture, the Securities or the Guarantees without notice to any

Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Security;

                  (3) reduce the principal of or change the fixed maturity of any Security (including, without limitation, the optional redemption provisions, but excluding Sections 4.08, 4.09 and 4.15);

                  (4) waive a Default or Event of Default in the payment of principal of or interest on any Security;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) make any change in Section 6.04, Section 6.07 or Section 9.02;

                  (7) adversely modify the terms and conditions of the obligations of the Guarantors or ranking or priority of the Securities or any Guarantee; or

                  (8) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms hereof.

         Promptly after an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT

         Every amendment to this Indenture, the Securities or the Guarantees shall comply with the TIA as then in effect.

SECTION 9.04.     REVOCATION AND EFFECT OF CONSENTS

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent

Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

         After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Securityholder unless it makes a change described in any of clauses (1) through (8) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and; PROVIDED that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder's Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05.     NOTATION ON OR EXCHANGE OF SECURITIES

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06.     TRUSTEE PROTECTED

         The Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article that adversely affects the Trustee's rights. The Trustee shall be entitled to receive and rely upon an Opinion of Counsel and an Officers' Certificate that any supplemental indenture complies with this Indenture.

                                   ARTICLE 10

                             GUARANTEE OF SECURITIES

SECTION 10.01.    GUARANTEE

         Subject to the provisions of this Article 10, each Guarantor (which term includes any successor Person under this Indenture and any additional Guarantor pursuant to Section 4.16 of this Indenture) for consideration received hereby jointly and severally unconditionally and irrevocably guarantees on a senior basis (each a "Guarantee", and collectively, the "Guarantees") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, as a result of redemption, upon a Change of Control, as a result of a Net Worth Offer, by acceleration or otherwise, and interest on the overdue principal, premium, if any, and (to the extent permitted by law) interest, if any, on the Securities and all other payment obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; (b) all other obligations under this Indenture to the Holders or the Trustee will be duly and punctually performed all in accordance with the terms of this Indenture and the Securities and (c) in case of any extension of time of payment or renewal of any Securities or any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, as a result of redemption, upon a Change of Control, as a result of a Net Worth Offer, by acceleration or otherwise. Failing payment or performance when due of any amount or obligations so guaranteed for whatever reason, each Guarantor will be obligated to pay or perform the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Guarantees, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

         Each of the Guarantors hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the invalidity, irregularity or unenforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver, modification or consent by any holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and its Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, its Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article 10, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of its Guarantees.

         The Guarantees shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the

Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         For purposes of this Article 10, each Guarantor's liability (a Guarantor's "Base Guaranty Liability") shall be that amount from time to time equal to the aggregate liability of a Guarantor hereunder, but shall be limited to the lessor of (A) the aggregate amount of the obligation as stated in the first sentence of this Section 10.01 with respect to the Securities or (B) the amount, if any, which would not have (i) rendered such Guarantor "insolvent" (as such term is defined in Section 101(29) of the Federal Bankruptcy Code and in
Section 271 of the Debtor and Creditor Law of the State of New York, as each is in effect at the date of this Indenture) or (ii) left it with unreasonably small capital at the time its Guarantee of the Securities was entered into, after giving effect to the incurrence of existing Debt immediately prior to such time, provided, that, it shall be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed is the amount set forth in (A) above unless a creditor, or representative of creditors of such Guarantor or a trustee in bankruptcy of the Guarantor, as debtor in possession, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in (B). In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors, to subrogation pursuant to the next paragraph and any other rights such Guarantor may have contractual or otherwise shall be taken into account.

         Each Guarantor shall be subrogated to all rights of the Holder of any Securities and the Trustee against the Company or any of the other Guarantors in respect of any amounts paid to the Holder and the Trustee by such Guarantor pursuant to the provisions of this Guarantee; provided, however, that such Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest on all the Securities have been paid in full.

         Nothing contained in this Article 10 or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Guarantors and the Holders and the Trustee, the obligation of each Guarantor, which is absolute and unconditional, to pay the Holders and the Trustee the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable and to perform all other obligations in accordance with the provisions of this Guarantee, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture.

         The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

SECTION 10.02.    EXECUTION AND DELIVERY OF GUARANTEE

         To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibits A-1 and A-2 hereto, shall be endorsed on each Security authenticated and delivered by the Trustee after such Guarantee is executed and executed by either manual or facsimile signature of an officer of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

         Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

         If an officer of a Guarantor whose signatures is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

         The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03.    ADDITIONAL GUARANTORS

         Any person may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

SECTION 10.04.    RELEASE OF A GUARANTOR

         (a) Upon the sale or disposition of all of the assets or all of the Capital Stock of a Guarantor by the Company or a Subsidiary of the Company, or upon the consolidation or merger of a Guarantor with or into any Person (in each case, other than to the Company or an Affiliate of the Company), such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article 10 without any further action required on the part of the Trustee or any Holder, if all obligations of such Guarantor, if any, in respect of any Indebtedness of the Company shall also terminate upon such transaction; PROVIDED, HOWEVER, that each such Guarantor is sold or disposed of in accordance with Section 4.15 hereof; PROVIDED, FURTHER, that the foregoing proviso shall not apply to the sale or disposition of a Guarantor in a foreclosure to the extent that such proviso would be inconsistent with the requirements of the Uniform Commercial Code.

         (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section
10.04. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, will remain or be liable under its Guarantee as provided in this
Article 10.

         The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this
Article 10.

         Except as set forth in Articles 4 and 5 and this Section 10.04, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 11.01.    TRUST INDENTURE ACT CONTROLS

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02.    NOTICES

         Any notice or communication by the Company, the Guarantors or the Trustee to the other, is duly given if in writing and delivered in person, mailed by first-class mail or by express delivery to the other's address stated in this Section 11.02. The Company, the Guarantors or the Trustee by notice to the other, may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

         All notices or communications shall be in writing.

         The Company's address is, and notices to the Guarantors may be sent in care of:

                  Engle Homes, Inc.
                  123 N.W. 13th Street
                  Boca Raton, Florida 33432
                  Attention: David Shapiro

         With a copy to:

                  Greenberg Traurig Hoffman Lipoff
                  Rosen & Quentel, P.A.
                  1221 Brickell Avenue
                  Miami, Florida 33131
                  Attention:  Bruce E. Macdonough

         The Trustee's address is:

                  American Stock Transfer & Trust Company
                  40 Wall Street
                  New York, NY 10005
                  Attention:  Corporation Trust Department

SECTION 11.03.    COMMUNICATION BY HOLDERS WITH OTHER HOLDERS

         Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

         Upon any request or application by the Company and/or a Guarantor to the Trustee to take any action under this Indenture the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Each signer of an Officers' Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers' Certificate as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.

SECTION 11.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 11.06.    RULES BY TRUSTEE AND AGENTS

         The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for their respective functions.

SECTION 11.07.    LEGAL HOLIDAYS

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in The City of New York, in the State of New York or in the city in which the Trustee administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

         A "business day" is a day other than a Legal Holiday.

SECTION 11.08.    NO RECOURSE AGAINST OTHERS

         No director, officer, controlling person, employee or stockholder of the Company, any Guarantor or any successor Person thereof shall have any liability for any obligations, covenants or agreements of the Company or any Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and releases are part of the consideration for the issue of the Securities.

SECTION 11.09.    DUPLICATE ORIGINALS

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.10.    GOVERNING LAW

         The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture, the Securities and the Guarantees.

SECTION 11.11.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.12.    SUCCESSORS

         All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.13.    SEPARABILITY

         In case any provision in this Indenture or in the Securities shall be valid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

SECTION 11.14.    TABLE OF CONTENTS, HEADINGS, ETC

         The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                              AMERICAN STOCK TRANSFER & TRUST
                               COMPANY, as Trustee

                              By:      /S/ HERBERT J. LEMMER
                                 ---------------------------------------
                              Name:  Herbert J. Lemmer
                              Title: Vice President

                              ENGLE HOMES, INC.

                              By:      /S/ DAVID SHAPIRO
                                 ---------------------------------------
                              Name:  David Shapiro
                              Title: Vice President

                              BANYAN TRAILS, INC.
                              BILTMORE SOUTH CORP.
                              ENGLE HOMES/ARIZONA, INC.
                              ENGLE HOMES/ATLANTA, INC.
                              ENGLE HOMES/BROWARD, INC.
                              ENGLE HOMES/COLORADO, INC.
                              ENGLE HOMES/GULF COAST, INC.
                              ENGLE HOMES/JACKSONVILLE, INC.
                              ENGLE HOMES/LAKE BERNADETTE, INC.
                              ENGLE HOMES/NORTH CAROLINA, INC.
                              ENGLE HOMES/ORLANDO, INC.
                              ENGLE HOMES/PALM BEACH, INC.
                              ENGLE HOMES/PEMBROKE, INC.
                              ENGLE HOMES/SOUTHWEST FLORIDA, INC.
                              ENGLE HOMES/TEXAS, INC.
                              ENGLE HOMES/VIRGINIA, INC.
                              ENGLE HOMES REALTY, INC.
                              GREENLEAF HOMES, INC.
                              PEMBROKE FALLS REALTY, INC.
                              PREFERRED BUILDERS REALTY, INC.
                              PREFERRED HOME MORTGAGE COMPANY
                              ST. TROPEZ AT BOCA GOLF, INC.
                              UNIVERSAL LAND TITLE, INC.
                              ENGLE HOMES/ARIZONA CONSTRUCTION, INC.
                              UNIVERSAL LAND TITLE OF COLORADO, INC.

                              By:      /S/ DAVID SHAPIRO
                                 ---------------------------------------
                                       Authorized Officer

                                                                     EXHIBIT A-1

                           [FORM OF SERIES B SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1993, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" ( AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(l), (2), (3) OR (7) PROMULGATED UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A PROMULGATED UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHED (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 PROMULGATED UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


                                      A-1-1

REGISTERED                                                     $________________
NUMBER

                                ENGLE HOMES, INC.

 ................                                                 CUSIP _________

                      9 1/4% SERIES B SENIOR NOTE DUE 2008

         ENGLE HOMES, INC., a Florida corporation (herein called the "Company"), for value received, hereby promises to pay to ________________________________, or registered assigns, the principal sum of ____________________________________
Dollars on February 1, 2008, and to pay interest thereon as provided on the reverse hereof, until the principal hereof is paid or duly provided for.

         Interest Payment Dates:    February 1 and August 1

         Record Dates:              January 15 and July 15

         The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

         IN WITNESS WHEREOF, ENGLE HOMES, INC. has caused this instrument to be duly signed under its corporate seal.

         [SEAL]                       ENGLE HOMES, INC.

                                      By:
                                         ----------------------------------
                                                       [TITLE]

                                     A-1-2

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

AMERICAN STOCK TRANSFER & TRUST
    COMPANY, as Trustee

By:
   -------------------------------------
              Signatory

Dated:



                                     A-1-3

                                ENGLE HOMES, INC.

                      9 1/4% SERIES B SENIOR NOTE DUE 2008

         1. INTEREST. Engle Homes, Inc., a Florida corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate PER ANNUM shown above. The Company will pay interest semi-annually on February 1 and August 1 of each year, commencing August 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 12, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company must pay principal and interest by check payable in such money. The Company may, at its option, mail an interest check to a Holder's registered address.

         3. PAYING AGENT AND REGISTRAR. Initially, American Stock Transfer & Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company may act in any such capacity.

         4. INDENTURE. The Company issued the Securities under an Indenture dated as of June 12, 1998 (the "Indenture") between the Company, the Guarantors party thereto and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "Act"), as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are general unsecured senior obligations of the Company limited in aggregate principal amount to $50,000,000 issued on the Issue Date and additional principal amounts issuable thereafter subject to the terms of the Indenture. Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

         5. OPTIONAL REDEMPTION. The Securities may be redeemed on at least 30 and not more than 60 days' notice at the option of the Company on or after February 1, 2003, in whole at any time or in part (in any integral multiple of $1,000) from time to time, for a redemption price of 104.625% of principal amount thereof if redeemed on or after February 1, 2003 but prior to February 1, 2004, for a redemption price of 103.083% of principal amount thereof if redeemed on or after February 1, 2004 but prior to February 1, 2005, for a redemption price of 101.542% of principal amount thereof if redeemed on or after February 1, 2005 but prior to February 1, 2006,


                                      A-1-4
and at a redemption price of 100% of the principal amount thereof if redeemed on or after February 1, 2006, in each case, together with accrued and unpaid interest to the redemption date.

         In addition, if the Company consummates one or more public offerings of its Common Stock subsequent to the date hereof and on or prior to February 1, 2001, the Company may, at its option, redeem up to 33% of the original outstanding principal amount of the Securities with the net proceeds of such offerings at 109.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; PROVIDED, HOWEVER that, immediately after giving effect to any such redemption not less than 67% of the original outstanding principal amount of the Securities remains outstanding. As used in this Section 5 and in Section 8 hereof, the term "original outstanding principal amount of the Securities" means the aggregate principal amount of Securities which is outstanding plus the aggregate principal amount of Securities which has been purchased or redeemed by the Company as of the time of determination.

         6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

         7. CHANGE OF CONTROL. In the event of a Change of Control (as defined in the Indenture) with respect to the Company, then each Holder of the Securities shall have the right, at the Holder's option, to require the Company to buy such Holder's Securities including any portion thereof which is $1,000 or any integral multiple thereof on the date (the "Change of Control Repurchase Date") that is 45 days after the date of the Change of Control Notice at a price equal to 101% of the principal amount thereof, plus accrued interest to the Change of Control Repurchase Date.

         8. NET WORTH OFFER. In the event that the Company's Net Worth at the end of each of any two consecutive fiscal quarters is less than $35,000,000 (the "Minimum Net Worth"), then the Company shall make a Net Worth Offer to all Holders to acquire on the date (the "Net Worth Repurchase Date") that is 45 days after the Net Worth Notice, Securities in an aggregate principal amount equal to 10% of the original outstanding principal amount of the Securities (the "Net Worth Offer Amount"), at a price equal to 100% of the principal amount thereof, plus accrued interest to the Net Worth Repurchase Date. The Company may credit against the Net Worth Offer Amount the principal amount of Securities acquired by the Company through purchase, optional redemption or exchange prior to the Trigger Date.

         9. NET PROCEEDS OFFER. Within 12 months from the date that the Company or any of its Restricted Subsidiaries makes any Asset Sale, the Net Proceeds thereof shall, in accordance with Section 4.15 of the Indenture, be reinvested in Additional Assets or used to repurchase or redeem Debt of the Company which rank PARI PASSU with the Securities, or Debt of a Restricted Subsidiary of the Company which is not subordinated to other Debt of such Restricted Subsidiary (which in each case shall be a permanent reduction of such Debt) or if not so used

                                     A-1-5
within 30 days from the expiration of such 12-month period, to use the remaining Net Proceeds to make an offer to repurchase Securities at a price equal to 100% of the principal amount thereof plus accrued interest in accordance with the procedures set forth in the Indenture (a "Net Proceeds Offer"). Notwithstanding the preceding sentence, a Net Proceeds Offer made in connection with any Asset Sale need not be applied in accordance with the preceding sentence, unless and until the aggregate Net Proceeds for all such Asset Sales in a 12-month period exceeds $5,000,000.

         10. RESTRICTIVE COVENANTS. The Indenture contains certain restrictive covenants that limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness, pay dividends, make certain other distributions, repurchase Capital Stock or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates or apply the net proceeds from the sale of certain assets.

         11. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration or transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection herewith. The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

         12. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

         13. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture, the Securities or the Guarantees may be amended with the consent of the Holders of at least a majority in principal amount of the Securities outstanding; and any existing default or Even of Default may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Securityholder, the Indenture, the Securities or the Guarantees may be amended to cure any ambiguity, omission, defect or inconsistency (provided that such amendment does not materially, adversely affect the rights of any Securityholder) or to provide for uncertificated Securities in addition to certificated Securities, to comply with Section 5.01 of the Indenture, to make any change that does not materially adversely affect the rights of any Securityholder, to comply with the qualification of the Indenture under the Trust Indenture Act, or to reflect a Guarantor ceasing to be liable on the Guarantees because it is no longer a Subsidiary of the Company.

         14. DEFAULTS AND REMEDIES. An Event of Default is: (i) failure to pay the principal of any Security when such principal becomes due and payable at maturity, upon acceleration or otherwise (ii) failure to pay interest when due, and such failure continues for a 30-day period; (iii) a default in the observance or performance of any other covenant or agreement of the


                                     A-1-6

Company or the Guarantors in the Security, the Guarantee or the Indenture that continues for the period and after the notice specified below; (iv) an event of default shall have occurred under one or more evidences of Debt of the Company or any of its Restricted Subsidiaries (other than Non-Recourse Debt) with an outstanding aggregate principal amount of $5,000,000 or more, whether such Debt now exists or is created hereafter, which event of default (1) consists of the failure by the Company or any Restricted Subsidiary to make any payment in respect of such Debt at its final maturity or (2) results in the acceleration of such Debt which acceleration shall be in effect; (v) any final judgment or judgments for payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Company or any of its Restricted Subsidiaries and shall remain unstayed, unsatisfied or undischarged for the period and after the notice specified below; (vi) certain events of bankruptcy, insolvency or reorganization of the Company or Material Subsidiaries; and (vii) any Guarantee of a Material Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee). The Company is required to deliver to the Trustee within 120 days after the end of each fiscal year of the Company, an officer's certificate stating whether or not the signatories know of any default by the Company under this Indenture and, if any default exists, describing such default.

         A default under clause (iii) or (v) above is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the Securities then outstanding notify the Company of the default and the Company does not cure the default within 60 days. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." If the Holders of 25% in principal amount of the Securities then outstanding request the Trustee to give such notice on their behalf, the Trustee shall do so.

         If an Event of Default occurs (other than due to certain events of bankruptcy, with respect to the Company) and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. If an Event of Default occurs due to certain events of bankruptcy, insolvency or reorganization, with respect to the Company, such amounts shall be due and payable without any declaration or act on the part of the Trustee or the Holders of the Securities. Subject to certain exceptions, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind any declaration of acceleration or waive a Default and its consequences. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the exercise of any trust or power conferred on the Trustee. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee and notify the Trustee upon the occurrence of a Default.


                                     A-1-7

         15. TRUSTEE DEALINGS WITH COMPANY. American Stock Transfer & Trust Company, the Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         16. NO RECOURSE AGAINST OTHERS. A director, officer, controlling person, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations, covenants or agreements of the Company or any Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations, covenants or agreements or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and releases are part of the consideration for the issue of the Securities.

         17. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenant by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: Engle Homes, Inc., 123 N.W. 13th Street, Boca Raton, Florida 33432, Attention: Corporate Secretary.


                                     A-1-8

                                 ASSIGNMENT FORM

I or we assign and transfer this Security to





(Print or type name, address and zip code of assignee)


(Insert Social Security or other identifying number of assignee)

and irrevocably appoint
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

         In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) June 12, 2000, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                   [CHECK ONE]

[ ]      (a)      this Security is being transferred in compliance with the
                  exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       OR

[ ]      (b)      this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:                            Signed:

                                    (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

                  (The signature(s) should be guaranteed by an eligible Guarantor Institution (Banks, Stock Brokers, Savings and Loan Associations, and Credit Unions) with membership in an approved Signature Guarantee Medallion Program pursuant to S.E.C. Rule 17Ad-15.)


                                     A-1-9

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
                                NOTICE:  To be executed by an executive officer



                                     A-1-10

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.08, 4.09 or 4.15, as the case may be, of the Indenture, check the box:

         [ ]

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08, 4.09 or 4.15 of the Indenture, state the amount:

$____________________________________________________
         (in an integral multiple of $1,000)

Date: _______________   Signature(s):

                                    (Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:

                                    (The signature(s) should be guaranteed by an Eligible Guarantor Institution (banks, stock brokers, savings and loan associations, and credit unions) with membership in an Approved Signature Guarantee Medallion Program pursuant to S.E.C. Rule 17Ad-15.)



                                     A-1-11

                                    GUARANTEE

         For value received, the undersigned hereby unconditionally guarantees to the Holder of this Security the payments of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article 10 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 10 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

         The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.



                                     A-1-12

This Guarantee is subject to release upon the terms set forth in the Indenture.

                                          ENGLE HOMES, INC.
                                          BANYAN TRAILS, INC.
                                          BILTMORE SOUTH CORP.
                                          ENGLE HOMES/ARIZONA, INC.
                                          ENGLE HOMES/ATLANTA, INC.
                                          ENGLE HOMES/BROWARD, INC.
                                          ENGLE HOMES/COLORADO, INC.
                                          ENGLE HOMES/GULF COAST, INC.
                                          ENGLE HOMES/JACKSONVILLE, INC.
                                          ENGLE HOMES/LAKE BERNADETTE, INC.
                                          ENGLE HOMES/NORTH CAROLINA, INC.
                                          ENGLE HOMES/ORLANDO, INC.
                                          ENGLE HOMES/PALM BEACH, INC.
                                          ENGLE HOMES/PEMBROKE, INC.
                                          ENGLE HOMES/SOUTHWEST FLORIDA, INC.
                                          ENGLE HOMES/TEXAS, INC.
                                          ENGLE HOMES/VIRGINIA, INC.
                                          ENGLE HOMES REALTY, INC.
                                          GREENLEAF HOMES, INC.
                                          PEMBROKE FALLS REALTY, INC.
                                          PREFERRED BUILDERS REALTY, INC.
                                          PREFERRED HOME MORTGAGE COMPANY
                                          ST. TROPEZ AT BOCA GOLF, INC.
                                          UNIVERSAL LAND TITLE, INC.
                                          ENGLE HOMES/ARIZONA CONSTRUCTION, INC.
                                          UNIVERSAL LAND TITLE OF COLORADO, INC.

                                          By:
                                             -----------------------------------
                                                   Authorized Officer


                                     A-1-13

                                                                     EXHIBIT A-2


                           [FORM OF SERIES C SECURITY]

REGISTERED                                                     $________________
NUMBER

                                ENGLE HOMES, INC.

 ................                                                 CUSIP _________

                      9 1/4% SERIES C SENIOR NOTE DUE 2008

         ENGLE HOMES, INC., a Florida corporation (herein called the "Company"), for value received, hereby promises to pay to __________________________, or registered assigns, the principal sum of ________________________Dollars on February 1, 2008, and to pay interest thereon as provided on the reverse hereof, until the principal hereof is paid or duly provided for.

         Interest Payment Dates:    February 1 and August 1

         Record Dates:              January 15 and July 15

         The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

         IN WITNESS WHEREOF, ENGLE HOMES, INC. has caused this instrument to be duly signed under its corporate seal.

         [SEAL]                             ENGLE HOMES, INC.


                                            By:
                                               --------------------------------
                                                            [TITLE]


                                     A-2-1

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

AMERICAN STOCK TRANSFER & TRUST
    COMPANY, as Trustee

By:
   -----------------------------
            Signatory

Dated:




                                     A-2-2

                                ENGLE HOMES, INC.

                      9 1/4% SERIES C SENIOR NOTE DUE 2008

         1. INTEREST. Engle Homes, Inc., a Florida corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate PER ANNUM shown above. The Company will pay interest semi-annually on February 1 and August 1 of each year, commencing August 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 12, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company must pay principal and interest by check payable in such money. The Company may, at its option, mail an interest check to a Holder's registered address.

         3. PAYING AGENT AND REGISTRAR. Initially, American Stock Transfer & Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company may act in any such capacity.

         4. INDENTURE. The Company issued the Securities under an Indenture dated as of June 12, 1998 (the "Indenture") between the Company, the Guarantors party thereto and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "Act"), as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are general unsecured senior obligations of the Company limited in aggregate principal amount to $50,000,000 issued on the Issue Date and additional principal amounts issuable thereafter subject to the terms of the Indenture. Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

         5. OPTIONAL REDEMPTION. The Securities may be redeemed on at least 30 and not more than 60 days' notice at the option of the Company on or after February 1, 2003, in whole at any time or in part (in any integral multiple of $1,000) from time to time, for a redemption price of 104.625% of principal amount thereof if redeemed on or after February 1, 2003 but prior to February 1, 2004, for a redemption price of 103.083% of principal amount thereof if redeemed on or after February 1, 2004 but prior to February 1, 2005, for a redemption price of 101.542% of principal amount thereof if redeemed on or after February 1, 2005 but prior to February 1, 2006,


                                     A-2-3
and at a redemption price of 100% of the principal amount thereof if redeemed on or after February 1, 2006, in each case, together with accrued and unpaid interest to the redemption date.

         In addition, if the Company consummates one or more public offerings of its Common Stock subsequent to the date hereof and on or prior to February 1, 2001, the Company may, at its option, redeem up to 33% of the original outstanding principal amount of the Securities with the net proceeds of such offerings at 109.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; PROVIDED, HOWEVER that, immediately after giving effect to any such redemption not less than 67% of the original outstanding principal amount of the Securities remains outstanding. As used in this Section 5 and in Section 8 hereof, the term "original outstanding principal amount of the Securities" means the aggregate principal amount of Securities which is outstanding plus the aggregate principal amount of Securities which has been purchased or redeemed by the Company as of the time of determination.

         6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

         7. CHANGE OF CONTROL. In the event of a Change of Control (as defined in the Indenture) with respect to the Company, then each Holder of the Securities shall have the right, at the Holder's option, to require the Company to buy such Holder's Securities including any portion thereof which is $1,000 or any integral multiple thereof on the date (the "Change of Control Repurchase Date") that is 45 days after the date of the Change of Control Notice at a price equal to 101% of the principal amount thereof, plus accrued interest to the Change of Control Repurchase Date.

         8. NET WORTH OFFER. In the event that the Company's Net Worth at the end of each of any two consecutive fiscal quarters is less than $35,000,000 (the "Minimum Net Worth"), then the Company shall make a Net Worth Offer to all Holders to acquire on the date (the "Net Worth Repurchase Date") that is 45 days after the Net Worth Notice, Securities in an aggregate principal amount equal to 10% of the original outstanding principal amount of the Securities (the "Net Worth Offer Amount"), at a price equal to 100% of the principal amount thereof, plus accrued interest to the Net Worth Repurchase Date. The Company may credit against the Net Worth Offer Amount the principal amount of Securities acquired by the Company through purchase, optional redemption or exchange prior to the Trigger Date.

         9. NET PROCEEDS OFFER. Within 12 months from the date that the Company or any of its Restricted Subsidiaries makes any Asset Sale, the Net Proceeds thereof shall, in accordance with Section 4.15 of the Indenture, be reinvested in Additional Assets or used to repurchase or redeem Debt of the Company which rank PARI PASSU with the Securities, or Debt of a Restricted Subsidiary of the Company which is not subordinated to other Debt of such Restricted Subsidiary (which in each case shall be a permanent reduction of such Debt) or if not so used


                                     A-2-4
within 30 days from the expiration of such 12-month period, to use the remaining Net Proceeds to make an offer to repurchase Securities at a price equal to 100% of the principal amount thereof plus accrued interest in accordance with the procedures set forth in the Indenture (a "Net Proceeds Offer"). Notwithstanding the preceding sentence, a Net Proceeds Offer made in connection with any Asset Sale need not be applied in accordance with the preceding sentence, unless and until the aggregate Net Proceeds for all such Asset Sales in a 12-month period exceeds $5,000,000.

         10. RESTRICTIVE COVENANTS. The Indenture contains certain restrictive covenants that limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness, pay dividends, make certain other distributions, repurchase Capital Stock or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates or apply the net proceeds from the sale of certain assets.

         11. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration or transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection herewith. The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

         12. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

         13. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture, the Securities or the Guarantees may be amended with the consent of the Holders of at least a majority in principal amount of the Securities outstanding; and any existing default or Even of Default may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Securityholder, the Indenture, the Securities or the Guarantees may be amended to cure any ambiguity, omission, defect or inconsistency (provided that such amendment does not materially, adversely affect the rights of any Securityholder) or to provide for uncertificated Securities in addition to certificated Securities, to comply with Section 5.01 of the Indenture, to make any change that does not materially adversely affect the rights of any Securityholder, to comply with the qualification of the Indenture under the Trust Indenture Act, or to reflect a Guarantor ceasing to be liable on the Guarantees because it is no longer a Subsidiary of the Company.

         14. DEFAULTS AND REMEDIES. An Event of Default is: (i) failure to pay the principal of any Security when such principal becomes due and payable at maturity, upon acceleration or otherwise (ii) failure to pay interest when due, and such failure continues for a 30-day period; (iii) a default in the observance or performance of any other covenant or agreement of the


                                     A-2-5

Company or the Guarantors in the Security, the Guarantee or the Indenture that continues for the period and after the notice specified below; (iv) an event of default shall have occurred under one or more evidences of Debt of the Company or any of its Restricted Subsidiaries (other than Non-Recourse Debt) with an outstanding aggregate principal amount of $5,000,000 or more, whether such Debt now exists or is created hereafter, which event of default (1) consists of the failure by the Company or any Restricted Subsidiary to make any payment in respect of such Debt at its final maturity or (2) results in the acceleration of such Debt which acceleration shall be in effect; (v) any final judgment or judgments for payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Company or any of its Restricted Subsidiaries and shall remain unstayed, unsatisfied or undischarged for the period and after the notice specified below; (vi) certain events of bankruptcy, insolvency or reorganization of the Company or Material Subsidiaries; and (vii) any Guarantee of a Material Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee). The Company is required to deliver to the Trustee within 120 days after the end of each fiscal year of the Company, an officer's certificate stating whether or not the signatories know of any default by the Company under this Indenture and, if any default exists, describing such default.

         A default under clause (iii) or (v) above is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the Securities then outstanding notify the Company of the default and the Company does not cure the default within 60 days. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." If the Holders of 25% in principal amount of the Securities then outstanding request the Trustee to give such notice on their behalf, the Trustee shall do so.

         If an Event of Default occurs (other than due to certain events of bankruptcy, with respect to the Company) and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. If an Event of Default occurs due to certain events of bankruptcy, insolvency or reorganization, with respect to the Company, such amounts shall be due and payable without any declaration or act on the part of the Trustee or the Holders of the Securities. Subject to certain exceptions, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind any declaration of acceleration or waive a Default and its consequences. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the exercise of any trust or power conferred on the Trustee. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee and notify the Trustee upon the occurrence of a Default.


                                     A-2-6

         15. TRUSTEE DEALINGS WITH COMPANY. American Stock Transfer & Trust Company, the Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         16. NO RECOURSE AGAINST OTHERS. A director, officer, controlling person, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations, covenants or agreements of the Company or any Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations, covenants or agreements or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and releases are part of the consideration for the issue of the Securities.

         17. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenant by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: Engle Homes, Inc., 123 N.W. 13th Street, Boca Raton, Florida 33432, Attention: Corporate Secretary.



                                     A-2-7

                                 ASSIGNMENT FORM

I or we assign and transfer this Security to




(Print or type name, address and zip code of assignee)


(Insert Social Security or other identifying number of assignee)

and irrevocably appoint
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                        Signed:

                                    (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

                           (The signature(s) should be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations, and credit unions) with membership in an Approved Signature Guarantee Medallion Program pursuant to S.E.C. Rule 17Ad-15.)



                                     A-2-8

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.08, 4.09 or 4.15, as the case may be, of the Indenture, check the box:

         [ ]

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08, 4.09 or 4.15 of the Indenture, state the amount:

$___________________________________________________
         (in an integral multiple of $1,000)

Date: ______________      Signature(s):

                                    (Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:

                           (The signature(s) should be guaranteed by an Eligible Guarantor Institution (banks, stock brokers, savings and loan associations, and credit unions) with membership in an Approved Signature Guarantee Medallion Program pursuant to S.E.C. Rule 17Ad-15.)



                                     A-2-9

                                    GUARANTEE

         For value received, the undersigned hereby unconditionally guarantees to the Holder of this Security the payments of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article 10 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 10 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

         The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.



                                     A-2-10

This Guarantee is subject to release upon the terms set forth in the Indenture.

                                          ENGLE HOMES, INC.
                                          BANYAN TRAILS, INC.
                                          BILTMORE SOUTH CORP.
                                          ENGLE HOMES/ARIZONA, INC.
                                          ENGLE HOMES/ATLANTA, INC.
                                          ENGLE HOMES/BROWARD, INC.
                                          ENGLE HOMES/COLORADO, INC.
                                          ENGLE HOMES/GULF COAST, INC.
                                          ENGLE HOMES/JACKSONVILLE, INC.
                                          ENGLE HOMES/LAKE BERNADETTE, INC.
                                          ENGLE HOMES/NORTH CAROLINA, INC.
                                          ENGLE HOMES/ORLANDO, INC.
                                          ENGLE HOMES/PALM BEACH, INC.
                                          ENGLE HOMES/PEMBROKE, INC.
                                          ENGLE HOMES/SOUTHWEST FLORIDA, INC.
                                          ENGLE HOMES/TEXAS, INC.
                                          ENGLE HOMES/VIRGINIA, INC.
                                          ENGLE HOMES REALTY, INC.
                                          GREENLEAF HOMES, INC.
                                          PEMBROKE FALLS REALTY, INC.
                                          PREFERRED BUILDERS REALTY, INC.
                                          PREFERRED HOME MORTGAGE COMPANY
                                          ST. TROPEZ AT BOCA GOLF, INC.
                                          UNIVERSAL LAND TITLE, INC.
                                          ENGLE HOMES/ARIZONA CONSTRUCTION, INC.
                                          UNIVERSAL LAND TITLE OF COLORADO, INC.

                                          By:
                                                   Authorized Officer



                                     A-2-11

                                                                       EXHIBIT B


                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

         Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C
                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES


Re: 9 1/4% Senior Notes due February 1, 2008, (the "Securities") of Engle Homes, Inc.

         This Certificate relates to _____ Securities held in* _____ book-entry or* _____ certificated form by _____ (the "Transferor" ) .

The Transferor:*

         [ ] has requested that the Registrar by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

         [ ] has requested that the Registrar by written order to exchange or register the transfer of a Security or Securities.

                  In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.15 of such Indenture, and that the transfer of this Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because[*]:

         [ ] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.15(a)(II)(A) or Section 2.15(d)(i)(A) of the Indenture).

         [ ] Such Security is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Act), in reliance on Rule 144A or in accordance with Regulation S under the Act.

         [ ] Such Security is being transferred in accordance with Rule 144 under the Act.

         [ ] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act, other than Rule 144A or Rule 144 or Regulation S under the Act. An opinion of counsel to the effect that such transfer does not require registration under the Act accompanies this Certificate.

                                         [INSERT NAME OF TRANSFEROR]

                                         By:

Date:
         *Check applicable box.

                                                                       EXHIBIT D

                       TRANSFEREE LETTER OF REPRESENTATION

Engle Homes, Inc.
123 N.W. 13th Street, Suite 300
Boca Raton, Florida 33432

Ladies and Gentlemen:

         In connection with our proposed purchase of 9 1/4% Senior Notes due February 1, 2008, (the "Securities") of Engle Homes, Inc. (the "Company") we confirm that:

                  1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities, or any predecessor thereto (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Securities are eligible for resale pursuant to Rule 144A, under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" within the meaning of subparagraph (a)(l), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an institutional "accredited investor," or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the registrar under the Indenture pursuant to which the Securities were issued (the "Registrar") which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(l), (2),
         (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. The Registrar and the Company reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the

                                                                       EXHIBIT D


         Securities pursuant to clause (e) or (f) above to require the delivery of a written opinion of counsel, certifications, and or other information satisfactory to the Company and the Registrar.

                  2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

                  3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

                  4. You and your counsel are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                Very truly yours,

                               (Name of Purchaser)



                                By:

                                Date:

         Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number: